UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

(Amendment No.     )

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A. O. Smith Corporation

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March 4, 2021

DEAR FELLOW A. O. SMITH STOCKHOLDER:

We are pleased to invite you to our Annual Meeting of Stockholders, to be held on Tuesday, April 13, 2021, at 8:00 a.m. Central Daylight Time. For the safety and well-being of our stockholders, directors and employees during the COVID-19 pandemic, this year’s Annual Meeting will be held in a virtual format only, via a live webcast. The attached Notice of our 2021 Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business we will address at the meeting. You can also review our 2020 Annual Report, which incorporates our Form 10-K, to learn more about our financial performance.

Your vote is important. We encourage you to sign and return your proxy or vote by telephone or through the Internet as soon as possible so that your shares will be represented and voted at the meeting. Even if you submit a proxy, you can revoke it at any time before the meeting if you choose to attend and vote during the meeting.

Thank you for being a stockholder and for your support of our company. We hope you will attend the Annual Meeting of Stockholders.

Sincerely,

Kevin J. Wheeler Chairman, President and Chief Executive Officer

March 4, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders of A. O. Smith Corporation will be held on Tuesday, April 13, 2021, at 8:00 a.m. Central Daylight Time (CDT). The Annual Meeting will be conducted virtually via a live webcast. For the safety and well-being of our stockholders, directors and employees, there will not be an option to attend the meeting in person. Proposals that will be voted on at the Annual Meeting are:

(1)	To elect our Board of Directors;

(2)	To approve, by advisory vote, the compensation of our named executive officers;

(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(4)	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record as of February 16, 2021, are entitled to attend and vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available by appointment at our offices at 11270 West Park Place, Milwaukee, Wisconsin, as of April 3, 2021, for examination by stockholders. Stockholders registered to attend the Annual Meeting can also view it during the Annual Meeting.

Stockholders will be able to join the meeting via a website where they can listen to the speakers, hear responses to any questions submitted by stockholders and vote their shares electronically. To attend the Annual Meeting and vote electronically at the Annual Meeting, you are required to register in advance by 4:00 p.m. CDT on April 8, 2021. To complete your registration go to the website www.proxydocs.com/aos and complete the registration process which includes entering your Control Number. Your Control Number can be found on your Important Notice Regarding the Availability of Proxy Materials or Proxy Card. As part of the registration process, stockholders can submit questions for consideration at the Annual Meeting. Once you have registered, you will receive an email confirming your registration. Approximately one hour prior to the start of the Annual Meeting an email will be sent to the email address you provided during registration which will contain a unique link that you must use to access the virtual Annual Meeting We recommend that you log in at least fifteen minutes prior to the start of the Annual Meeting. Further details will be provided to the stockholders as part of the registration process and technical support will be available during the Annual Meeting.

Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote your shares over the Internet, as we describe in the accompanying materials and the Important Notice Regarding the Availability of Proxy Materials. As an alternative, if you received a paper copy of the Proxy Card by mail, you may sign, date and mail the Proxy Card in the envelope provided or use the toll-free telephone number on the Proxy Card. No postage is necessary if mailed in the United States. Voting over the Internet, voting via the toll-free number or mailing a Proxy Card will not limit your right to attend and vote at the Annual Meeting.

By Order of the Board of Directors,

James F. Stern

Executive Vice President,

General Counsel and Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

PROXY STATEMENT FOR 2021 ANNUAL MEETING

PROXY STATEMENT

2021 ANNUAL MEETING

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of A. O. Smith Corporation in connection with the solicitation by its Board of Directors of proxies for use at the Annual Meeting of Stockholders of our company to be held on April 13, 2021 at 8:00 a.m. CDT. The Annual Meeting will be conducted virtually via a live webcast.

Under rules of the Securities and Exchange Commission, or “SEC”, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing an Important Notice Regarding the Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Important Notice Regarding the Availability of Proxy Materials. Instead, the Important Notice Regarding the Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Important Notice Regarding the Availability of Proxy Materials also instructs you how you may submit your proxy via the Internet. If you received an Important Notice Regarding the Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Important Notice Regarding the Availability of Proxy Materials.

The company is mailing the Important Notice Regarding the Availability of Proxy Materials on or about March 4, 2021, to each stockholder at the holder’s address of record.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on April 13, 2021: The Notice of 2021 Annual Meeting of Stockholders, this Proxy Statement and our 2020 Annual Report are also available at www.proxydocs.com/aos.

Record Date

The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 16, 2021 (the “Record Date”). As of the Record Date, we had issued 26,164,837 shares of Class A Common Stock, par value $5 per share, 26,034,457 shares of which were outstanding and entitled to one (1) vote each for Class A Common Stock directors and other matters. As of the Record Date, we had issued 164,542,757 shares of Common Stock, par value $1 per share, 135,537,863 shares of which were outstanding and entitled to one (1) vote each for Common Stock directors and one-tenth (1/10th) vote each for other matters.

Class Voting for Directors

Under our Restated Certificate of Incorporation, as long as the number of outstanding shares of our Common Stock is at least 10% of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. The holders of our Common Stock are entitled to elect, as a class, 33 1/3% of our entire Board of Directors, rounded up to the next whole director, and the holders of our Class A Common Stock are entitled to elect the remainder of the Board. The holders of our Class A Common Stock have the right to elect the remainder of the directors of the Board pursuant to the preceding sentence as long as the number of outstanding shares of our Class A Common Stock is 12.5% or more of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock. Stockholders are entitled to one (1) vote per share in the election of directors for their class of stock. As a result of these provisions and the shares of the two classes of our stock that are outstanding, holders of Common Stock will elect four directors at the Annual Meeting and holders of Class A Common Stock will elect six directors.

Quorum

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for purposes of holding the Annual Meeting. The voting by stockholders at the meeting is conducted by the inspectors of election. Abstentions and broker non-votes, if any, are counted as present in determining whether the quorum requirement is met.

Required Vote

Directors are elected by a plurality of the votes cast, by proxy (whether by Internet, telephone or mail) or in person, with the holders voting as separate classes. This means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the election of directors.

For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one (1) vote per share and the Common Stock entitled to one-tenth (1/10th) vote per share. The proposal to approve the compensation of our named executive officers by advisory vote and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm will be approved if a majority of the votes present or represented at the meeting and entitled to vote on the matter are cast in favor of the matter. On all such other matters, an abstention will have the same effect as a vote “against” but, because shares held by brokers will not be considered entitled to vote on matters as to which the beneficial owners withhold authority, a broker non-vote will have no effect on the vote.

Cost of Soliciting Proxies

The cost of soliciting proxies, including preparing, assembling and mailing the Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

How to Vote

Via the Internet – Stockholders of record can simplify their voting by voting their shares via the Internet as instructed in the Important Notice Regarding the Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m. CDT on April 12, 2021.

By Telephone – Stockholders of record who received a paper Proxy Card can vote their shares by a toll-free number on the Proxy Card or in the voting instruction form sent by their broker, bank or other agent. Telephone voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m. (CDT) on April 12, 2021.

By Mail – Stockholders of record who have received a paper Proxy Card may vote by completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope. Proxy Cards submitted by mail must be received by April 12, 2021, for your shares to be voted. Stockholders who hold shares beneficially in street name and received a voting instruction form from their broker, bank or other agent may vote by completing, signing and dating the instruction form provided by the broker, bank or other agent and mailing it in the pre-addressed envelope provided.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted “for” all or some of the nominees for director listed or you may “withhold” your vote from all or some of the nominees for director. With respect to the proposal to approve the compensation of our named executive officers by advisory vote and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “for” or “against” any proposal or you may “abstain” from voting on any proposal.

If you submit a proxy via the Internet, by telephone or by mailing a Proxy Card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement. Specifically, we will vote in favor of our nominees for directors, in favor of approving the compensation of our named executive officers and in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of 2021 Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.

At the Annual Meeting – Shares held in your name as the stockholder of record may be voted by you at the Annual Meeting. Shares held beneficially in street name may be voted by you at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares. Whether you hold stock in your name or as a beneficial owner, you will need to register in advance to vote at the Annual Meeting as described below under “Attendance at Annual Meeting”.

Revocation of Proxies

You may revoke your proxy at any time before the Annual Meeting by delivering written notice of revocation or a duly executed proxy bearing a later date to the Corporate Secretary of our company or by registering in advance to vote at the Annual Meeting as described below under “Attendance at Annual Meeting” and voting at that time.

Stockholders Sharing the Same Address

SEC rules permit us to deliver only one copy of a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify our company of their requests by calling or writing Patricia K. Ackerman, Senior Vice President, Investor Relations, Treasurer, and Corporate Responsibility and Sustainability, A. O. Smith Corporation, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508; 414-359-4130.

Attendance at Annual Meeting

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. For the safety and well-being of our stockholders, directors and employees during the COVID-19 pandemic, this year’s Annual Meeting will be held in a virtual format only, via a live webcast. Stockholders will be able to join the meeting via a website where they can listen to the speakers, hear responses to any questions submitted by stockholders and vote their shares electronically. To attend the Annual Meeting and vote electronically at the Annual Meeting, you are required to register in advance by 4:00 p.m. CDT on April 8, 2021. To complete your registration go to the website www.proxydocs.com/aos and complete the registration process which includes entering your Control Number. Your Control Number can be found on your Important Notice Regarding the Availability of Proxy Materials or Proxy Card. As part of the registration process, stockholders can submit questions for consideration at the Annual Meeting. Once you have registered you will receive an email confirming your registration. Approximately one hour prior to the start of the Annual Meeting an email will be sent to the email address you provided during registration and it will contain a unique link that you must use to access the virtual Annual Meeting    We recommend that you log in at least fifteen minutes prior to the start of the Annual Meeting. Further details will be provided to the stockholders as part of the registration process and technical support will be available during the Annual Meeting.

PRINCIPAL STOCKHOLDERS

The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of our stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 2020.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class A Common Stock	Smith Family Voting Trust 11270 West Park Place Milwaukee, WI 53224	25,141,200	[1]	96.56%

Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	15,088,262	[2]	11.14%

Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	11,308,265	[3]	8.40%

Common Stock	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	8,472,899	[4]	6.26%

1

The Smith Family Voting Trust (the “Voting Trust”) owned 25,141,200 shares of Class A Common Stock and 1,249,112 shares of Common Stock as of December 31, 2020. Pursuant to our Amended and Restated Certificate of Incorporation, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. The trustees of the Voting Trust are Bruce M. Smith, Mark D. Smith and Robert L. Smith. Bruce M. Smith and Robert L. Smith are brothers, and Mark D. Smith is their cousin. The trustees do not have beneficial ownership of shares of Class A Common Stock or Common Stock owned by the Voting Trust. The Voting Trust has sole voting power, exercised by a majority of the three trustees, with respect to shares in the Voting Trust. Whenever beneficiaries of the Voting Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Voting Trust direct the sale of shares in the Voting Trust, the trustees must make the sale. If the trustees unanimously authorize a sale of shares in the Voting Trust, with the written consent of beneficiaries of the Voting Trust possessing trust interests representing in the aggregate a majority of all of the votes represented in the Voting Trust, the trustees may make the sale. The Voting Trust will exist until April 23, 2039, and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Voting Trust or by applicable law.

2

Based on the Schedule 13G/A The Vanguard Group filed with the SEC on February 10, 2021. The Vanguard Group has sole voting power over 0 shares, shared voting power over 207,196 shares, sole dispositive power over 14,588,715 shares and shared dispositive power over 499,547 shares.

3	Based on the Schedule 13G/A BlackRock Inc. filed with the SEC on January 28, 2021. BlackRock Inc. has sole voting power over 10,043,294 and sole dispositive power over 11,308,265 shares.

4

Based on the Schedule 13G State Street Corporation filed with the SEC on February 5, 2021. State Street Corporation, together with its subsidiaries, has shared voting power over 7,814,122 and shared dispositive power over 8,472,101 shares.

Information on beneficial ownership is based upon Schedules 13D or 13G filed with the SEC and any additional information that any beneficial owners may have provided to us.

ELECTION OF DIRECTORS

At the 2021 Annual Meeting, ten directors are to be elected to serve until the next succeeding Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. Owners of Common Stock are entitled to elect four directors, and owners of Class A Common Stock are entitled to elect the six remaining directors.

It is intended that proxies we are soliciting will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the ten nominees named below. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, then proxies will be voted for such substitute nominee as the Board of Directors may nominate.

The Board of Directors has nominated two individuals who have previously not served as directors, Ms. Victoria M. Holt and Mr. Michael M. Larsen, for election at the Annual Meeting as Class A Common Stock directors. Mr. Paul W. Jones and Mr. William P. Greubel, both of whom are currently directors, have not been nominated for re-election at the Annual Meeting and thus will no longer serve as directors at the end of their terms at the Annual Meeting. Our company and the Board would like to thank Messrs. Jones and Greubel for their guidance, long service and many contributions to our company, and a special thank you to Mr. Jones for his vision and leadership as our chairman and chief executive officer during a transformative time for our company.

Set forth below is information regarding the business experience of each nominee for director that has been furnished to us by the respective nominee for director. Each nominee has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each nominee for director is a discussion of the experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director.

NOMINEES – CLASS A COMMON STOCK

VICTORIA M. HOLT – Retired President and Chief Executive Officer, Proto Labs, Inc.

Ms. Holt, 63, is nominated to join the Board and, if so elected, will also become a member of the Nominating and Governance Committee and the Personnel and Compensation Committee. Since 2014, Ms. Holt served as the President and Chief Executive Officer of Proto Labs, Inc., a leading on-time and technology enabled rapid manufacturer of custom prototypes and on-demand product parts with manufacturing facilities in five countries. As part of a planned succession process, Ms. Holt retired as Proto Labs, Inc.’s President and Chief Executive Officer on March 1, 2021. Ms. Holt previously served as President and Chief Executive Officer of Spartech Corporation, a leading provider of plastic sheet, compounds and packaging products, from 2010 until its sale to PolyOne in 2013. Prior to Spartech, Ms. Holt was the Senior Vice President, Glass & Fiberglass at PPG Industries, Inc., a leading coatings and specialty products company, from 2003 to 2010. She has been a director of Proto Labs, Inc. since 2014, but with her retirement as President and Chief Executive Officer of Proto Labs, Inc., will not continue to serve as a director after Proto Labs, Inc.’s 2021 Annual Meeting of Shareholders. Ms. Holt serves on the board of Waste Management, Inc., a waste management and environmental services company, where she is a member of the Audit Committee and the Nominating and Governance Committee. She is also a director of Piper Sandler Companies (formerly known as Piper Jaffray Companies), a leading investment bank and institutional securities firm, where she is a member of the Governance Committee, and Watlow Electric Manufacturing Company, a private company. A third-party search firm recommended Ms. Holt to the Nominating and Governance Committee, which considered Ms. Holt and recommended to the Board that Ms. Holt be nominated as a director.

Ms. Holt’s extensive experience as a chief executive officer of a growth-oriented, publicly traded company will provide valuable perspective to our Board and management, particularly with respect to strategy and operation of a growth-oriented company. In addition, she has many years of experience serving on public company boards of directors.

With her executive-level and board experience at publicly traded companies, Ms. Holt will serve on our Nominating and Governance Committee and our Personnel and Compensation Committee. As an added benefit, Ms. Holt brings gender diversity to our Board.

MICHAEL M. LARSEN – Senior Vice President and Chief Financial Officer, Illinois Tool Works, Inc.

Mr. Larsen, 52, is nominated to join the Board and, if so elected, will also become a member of the Audit Committee. Since 2013, Mr. Larsen has served as Senior Vice President and Chief Financial Officer of Illinois Tool Works, Inc., a publicly traded, global, multi-industrial manufacturing leader. He previously served as President and Chief Executive Officer of Gardner Denver, Inc. from 2012 to 2013, and its Vice President and Chief Financial Officer from 2010 to 2013. Prior to that, Mr. Larsen was Chief Financial Officer at General Electric (“GE”) Water and Process Technologies from 2009 to 2010 and held a number of global finance leadership roles of increasing responsibility at GE from 1995 to 2009. Mr. Larsen was a director of Gardner Denver, Inc. from 2012 until its acquisition by KKR & Co. Inc. in 2013. A third-party search firm recommended Mr. Larsen to the Nominating and Governance Committee, which considered Mr. Larsen and recommended to the Board that Mr. Larsen be nominated as a director.

Mr. Larsen has extensive executive, financial and operating experience at a company with worldwide manufacturing operations, like our company. He has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards and how they apply to budgeting and financial reporting systems. He has significant experience with mergers and acquisitions and integrating acquired companies. Accordingly, Mr. Larsen will serve on our Audit Committee and is qualified as an audit committee financial expert under SEC regulations.

AJITA G. RAJENDRA – Retired Executive Chairman of the Board, A. O. Smith Corporation.

Mr. Rajendra, 69, has been a director of our company since 2011. Mr. Rajendra was executive chairman of our company from 2018 until his retirement in 2020. Mr. Rajendra previously served as chairman and chief executive officer from 2017 to 2018; chairman, president and chief executive officer from 2014 to 2017; president and chief executive officer from 2013 to 2014; and president and chief operating officer from 2011 to 2012. Mr. Rajendra joined the company as president of A. O. Smith Water Products Company in 2005 and was named executive vice president of the company in 2006. Prior to joining the company, Mr. Rajendra was senior vice president at Kennametal, Inc., a manufacturer of cutting tools, from 1998 to 2004. Mr. Rajendra also serves on the board of Donaldson Company, Inc., where he is a member of the Corporate Governance Committee and Human Resources Committee, and on the board of The Timken Company, where he serves on the Audit Committee and chairs the Compensation Committee. Further, Mr. Rajendra was a director of Industrial Distribution Group, Inc. from 2007 until its acquisition by Eiger Holdco, LLC in 2008.

Mr. Rajendra’s extensive manufacturing and international experience and service to our company as our former executive chairman and chief executive officer and in various other senior executive positions, brings to the Board knowledge and insight as to our company’s global operations and a thorough understanding of our products and markets. Further, Mr. Rajendra has experience as a director of other publicly traded companies. As an added benefit, Mr. Rajendra brings ethnic diversity to our Board.

BRUCE M. SMITH – Retired Chairman of the Board of Managers and Former Chief Executive Officer, Smith Investment Company LLC; Former Chairman of the Board, President and Chief Executive Officer, Smith Investment Company.

Mr. Smith, 72, has been a director of our company since 1995. He is the chairperson of the Personnel and Compensation Committee and a member of the Nominating and Governance Committee of the Board. He was elected president of Smith Investment Company Inc. (“SICO”) in 1993 and served as chairman and chief executive officer of SICO from 1999 until its merger with our company in 2009. Shares of our Class A Common Stock and Common Stock were SICO’s principal asset and represented a controlling position in our company until the merger. Mr. Smith was a director of SICO from 1983 to 1988 and from 1991 to 2009. From 2009 until his retirement in

2012, Mr. Smith also was chief executive officer of Smith Investment Company LLC, an entity that held all of the assets and liabilities of SICO (other than our Class A Common Stock and Common Stock owned by SICO until the merger). From 2009 to 2016, Mr. Smith was chairman of the board of managers of Smith Investment Company LLC. He was also chief executive officer of Berlin Industries LLC, which was engaged in multicolor printing and related services, from 1996 until its sale in 2011. Further, Mr. Smith is one of three trustees of the Smith Family Voting Trust, which holds a controlling position in the stock of our company. Mr. Smith is a first cousin of Mark D. Smith, also a director of our company and also a trustee of the Smith Family Voting Trust, and brother of Robert L. Smith, who is a trustee of the Smith Family Voting Trust. In recognition of Mr. Smith’s extensive experience and contributions, the Board has waived its normal director retirement age of 72 so that Mr. Smith may stand for re-election and continue to serve if elected.

Mr. Bruce Smith has executive-level experience in handling the operational activities of SICO, with its diverse businesses. Further, he has practical experience gained through his participation on the board of SICO prior to its merger into our company. Based on his employment with our company earlier in his career and his role as a director for more than 25 years, Mr. Smith is knowledgeable of company history and culture, and understands our long-term strategic and tactical plans. Mr. Smith is a member of the Smith family, which holds a controlling interest in the stock of our company.

MARK D. SMITH – Retired Business Manager, Strattec Security Corporation.

Mr. Smith, 59, has been a director of our company since 2001. He is a member of the Audit Committee of the Board. He served as a product business manager for Strattec Security Corporation from 1997 until his retirement in 2019. Strattec Security Corporation designs, develops, manufactures and markets automotive access control products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches and related access control products for major automotive manufacturers. In 2019, Mr. Smith was appointed one of three trustees of the Smith Family Voting Trust, which holds a controlling position in the stock of our company. Mr. Smith is a first cousin of Bruce M. Smith, who is also a director of our company and is also a trustee of the Smith Family Voting Trust, and a first cousin of Robert L. Smith, who is a trustee of the Smith Family Voting Trust.

Mr. Mark Smith is experienced in managing the operations of a manufacturing business, both at Strattec and previously with our company. Further, an important aspect of his position at Strattec was managing key customer relationships, and he brings this orientation to his service on our Board. Based on his long service to our company, both as a director and as an employee early in his career, Mr. Smith is knowledgeable of company history and culture, and understands our long-term strategic and tactical plans. Mr. Smith is also a member of the Smith family, which holds a controlling interest in the stock of our company.

KEVIN J. WHEELER – Chairman, President and Chief Executive Officer, A. O. Smith Corporation.

Mr. Wheeler, 61, has been a director of our company since 2017. Mr. Wheeler became chairman of our company in 2020 and president and chief executive officer of our company in 2018. From 2017 to 2018, he was president and chief operating officer of our company. From 2013 to 2017, Mr. Wheeler held the position of senior vice president of A. O. Smith Corporation and president and general manager of its North America, India, Europe Water Heating and Export business, which was then the company’s largest operating unit. Mr. Wheeler previously served as managing director of our company’s European operations, where he had responsibility for water heater business in Europe and the Middle East, and upon his return to the United States from the Netherlands, served as Vice President-International, with responsibility for all European and Asian operations, including China. Mr. Wheeler joined the company in 1994 as a regional sales manager and has held positions of increasing responsibility. Mr. Wheeler also serves on the board of Graco Inc., where he is a member of the Audit Committee and the Management Organization and Compensation Committee.

Mr. Wheeler has extensive sales, manufacturing and international experience in various executive positions with our company, most recently as our president and chief executive officer, and brings to the Board a thorough understanding of our products and markets worldwide.

NOMINEES – COMMON STOCK

RONALD D. BROWN – Former Vice Chairman, The Armor Group, Inc.

Mr. Brown, 67, has been a director of our company since 2001. He is a member of the Audit Committee of the Board. Mr. Brown served as interim president and chief executive officer of Cincinnati Incorporated, a privately held U.S.-based machine tool manufacturer, from July 2020 to December 2020. Mr. Brown served as interim chief executive officer of LSI Industries Inc., a U.S.-based designer, manufacturer and marketer of lighting, graphics and technology solutions for indoor and outdoor applications, from April 2018 to October 2018. Mr. Brown served from March 2017 to April 2018 as vice chairman of The Armor Group, Inc., which he joined in 2013 as chief operating officer. The Armor Group, Inc. is a certified woman-owned corporation that manufactures equipment and products and provides related services to a variety of industrial markets, including the beverage and food service, medical, power generation, automobile and military industries. From 2009 until 2014, Mr. Brown was managing director of Taft Business Consulting, LLC, a consulting group affiliated with the law firm of Taft Stettinius & Hollister LLP, which provides advisory services on a range of business issues. From 2010 to 2013, Mr. Brown served as chief financial officer of Makino, Inc., a privately held global metalworking technologies company. Prior to that, Mr. Brown was chairman and chief executive officer of Milacron Inc. from 2001 to 2008 and president and chief operating officer of Milacron Inc. from 1999 through 2001. He joined Milacron Inc., a supplier of plastic processing and metalworking fluid technologies, in 1980. Mr. Brown serves on the boards of LSI Industries, Inc., where he is on the Executive and Compensation Committees, and Master Chemical Corporation, d/b/a Master Fluid Solutions, where he chairs the Compensation Committee. He is also an independent trustee of the James Advantage Funds, where he serves on its Audit and Governance and Compensation Committees, and a director of Clippard Instrument Laboratory, Inc. Mr. Brown also served on the board of Zep Inc., where he was chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, from 2010 until it was acquired by New Mountain Capital in 2015. In addition, Mr. Brown was appointed by then Governor Kasich to the University of Cincinnati Board of Trustees in 2013 and elected chairman in 2019.

Mr. Brown’s broad executive-level financial and operating experience with several publicly traded companies provides valuable insight for us as to the issues and opportunities facing our company. He has experience as a chief executive officer, chief financial officer and a corporate attorney. Further, he has international and manufacturing experience with LSI, The Armor Group and Milacron. In addition, his experience as a director of other publicly traded companies brings a different perspective to our Board.

DR. ILHAM KADRI – Chief Executive Officer and Director, Solvay S.A.

Dr. Kadri, 52, has been a director of our company since 2016. She is a member of the Nominating and Governance Committee and the Personnel and Compensation Committee of the Board. Dr. Kadri joined Solvay S.A. and was named its chief executive officer in March 2019. She also holds the position of chairman of Solvay’s executive committee, serves as a member of its board of directors and serves on its finance committee. Solvay is an advanced materials and specialty chemical company headquartered in Brussels, Belgium, with operations in more than 60 countries. From 2017 to 2018, Dr. Kadri was president and chief executive officer of Diversey, Inc., a leading provider of cleaning and hygiene products to the hospitality, healthcare, food and beverage, food service, retail and facility management sectors, with customers worldwide. Dr. Kadri led the spin-off of Diversey, Inc., where she was vice president and president from 2013 to 2017, from Sealed Air Corporation in 2017. She also led the digital strategy and its execution across all businesses and launched the Internet of Clean (IoC) at Diversey, Inc. Prior to joining Sealed Air Corporation, Dr. Kadri was with Dow Chemical Company from 2007 until 2012, where she was the general manager of the Dow Advanced Materials Division, a specialty materials provider in the Middle East, Africa, and Europe, and the commercial director for Dow Water & Process Solutions, a global leader in sustainable separation and purification technology, following its acquisition of Rohm and Haas, where she served as a marketing director for the construction, coatings and industrial division. Dr. Kadri started her career with Royal Dutch Shell PLC in Belgium and has held positions of increasing financial and global responsibility with public and private companies. Dr. Kadri also serves on the board of L’Oréal S.A.

Dr. Kadri has extensive international experience, having held executive leadership roles in Europe, the U.S. and Middle East and Africa regions. In addition, as a chemical engineer, with a master’s degree in physics and chemistry, and a doctorate degree in reactive extrusion, Dr. Kadri brings a unique perspective on manufacturing, research and development, with a focus on sustainability and water technology that are directly applicable to our industry. Her extensive experience as a sitting chief executive officer as well as a board member at L’Oréal bring unique perspectives. She also has extensive merger and acquisition experience that benefits our company. As an added benefit, Dr. Kadri brings gender and ethnic diversity to our Board.

IDELLE K. WOLF – Retired President, Barnes Distribution.

Ms. Wolf, 68, has been a director of our company since 2005. She is a member of the Audit Committee of the Board. Ms. Wolf was president of Barnes Distribution from 2006 to 2007 and vice president of Barnes Group Inc. from 2000 to 2007. She previously was president of Barnes Distribution North America from 2004 through 2005. She joined Barnes Group Inc. as vice president and as chief operating officer of Barnes Distribution in 2000. Barnes Distribution is a leading distributor of maintenance, repair, operating and production supplies with distribution centers in North America, Europe and Asia.

Ms. Wolf has extensive executive level financial and operating experience. She is a Certified Public Accountant with audit experience and has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards and how they apply to budgeting and financial reporting systems. Accordingly, Ms. Wolf serves on our Audit Committee and is qualified as an audit committee financial expert under SEC regulations. Ms. Wolf also adds a distribution orientation to our Board, with a thorough understanding of distribution issues and opportunities on a worldwide basis. As an added benefit, Ms. Wolf brings gender diversity to our Board.

GENE C. WULF – Retired Director and Executive Vice President, Bemis Company, Inc.

Mr. Wulf, 70, has served as a director of our company since 2003. He is the chairperson of the Audit Committee of the Board. Until his retirement in 2011, Mr. Wulf served as executive vice president of Bemis Company, Inc., where he was responsible for integration of acquisitions, as well as global corporate strategy and information technology. He previously was senior vice president and chief financial officer of Bemis Company, Inc. from 2005 to 2010; was vice president, chief financial officer and treasurer from 2002 through 2005; and was vice president and controller from 1998 to 2002. He also served as a director of Bemis Company, Inc. from 2006 until his retirement in 2011. Bemis Company, Inc. was a large flexible packaging company, which was acquired by Amcor plc in 2019.

Mr. Wulf is proficient in developing and managing a broad-based financial function and is familiar with financial analytics used to measure business performance in a manufacturing company. He has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards and how they should be applied to budgeting and financial reporting systems. Based on his experience as a chief financial officer of a publicly held company, he shares his insights as to the best practices at companies like ours. With his strong financial background, Mr. Wulf serves on our Audit Committee and, further, meets the SEC definition of an audit committee financial expert. In addition, he has provided a practical orientation with respect to the business consolidation that our company has undertaken over the last several years.

GOVERNANCE OF OUR COMPANY

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, who are elected by the stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and Board Committees on which they sit, through communication with our executive chairman and chief executive officer and other officers and employees, by consulting with our independent registered public accounting firm and other third parties, by reviewing materials provided to them and by visiting our offices and plants. During 2020, the Board held 11 meetings, five of which were regular Board meetings and six of which were special meetings. Ten of its meetings were conducted by videoconference due to the COVID-19 pandemic. The standing Committees of the Board of Directors held a total of 22 meetings, of which 18 meetings were conducted by videoconference. All directors attended at least 75% of the meetings of the Board and Committees on which they served during 2020. Although we have no formal policy on director attendance, all ten of our directors attended our 2020 Annual Meeting of Stockholders.

The nonmanagement directors of the Board met in executive session without management present five times in 2020 in conjunction with each of its regular meetings. The presiding director who presides at such meetings rotates on an annual basis among the chairpersons of the following Committees in the following order: Audit Committee, Nominating and Governance Committee and Personnel and Compensation Committee. In 2020 we chose to depart from the normal rotation to take into account changes in chair assignments implemented during the year. The presiding director from April 2020 to April 2021 is Ronald D. Brown. The presiding director from April 2021 to April 2022 will be Bruce M. Smith, the chairperson of the Personnel and Compensation Committee. Any party wishing to communicate with the presiding director may send correspondence to the Presiding Director, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

Director Independence and Financial Literacy. The Smith Family Voting Trust has the power to elect a majority of our Class A Directors, who make up a majority of the Board. As of December 31, 2020, the Smith Family Voting Trust directly or beneficially owned 96.6% of Class A Common Stock and therefore 96.6% of voting power with respect to the election of the Class A Directors. Since the Board is currently composed of six Class A Directors and four Common Stock Directors, the Smith Family Voting Trust effectively exercises control over voting power for a majority of the members of our Board of Directors, and therefore, we have qualified as a “controlled company” under the New York Stock Exchange (“NYSE”) rules. As a controlled company, under NYSE rules, we may choose to not have a majority of independent directors or compensation or governance committees consisting solely of independent directors. Notwithstanding our status as a controlled company, the Board has not elected to utilize the “controlled company” exemption in any respect because, as described below, we have a Board in which a majority of our members consist of independent directors, and all members of the Audit Committee, Personnel and Compensation Committee and Nominating and Governance Committee are independent for SEC and NYSE purposes.

As described in the Corporate Governance Guidelines available on our website, www.aosmith.com, we apply the NYSE rules to determine director independence. The Nominating and Governance Committee annually evaluates the independence of each director and makes recommendations to the Board. As part of this process, the Committee evaluates any related party transactions disclosed by directors in the detailed Directors’ and Officers’ Questionnaires completed annually by each director. No transactions were above the reporting threshold for related party transactions under SEC rules. In making its recommendations, the Committee also applied the NYSE rules and evaluated any other legal, accounting and family relationships between directors and our company.

The Committee and the Board also considered that Bruce M. Smith and Mark D. Smith are trustees who together can exercise control over the Smith Family Voting Trust and that they and their descendants are also beneficiaries of material economic interests associated with the Class A Common Stock subject to this Trust. The members of the Committee and Board (other than Bruce M. Smith and Mark D. Smith) concluded that such voting power and interests do not impair the independence of either Bruce or Mark Smith and that the economic interests in stock of the company of which they and their descendants are beneficiaries align their interests with those of stockholders generally, consistent with NYSE Commentary to Rule 303A.02 (Independence Tests) which states that “the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.”

The Board has determined that Messrs. Brown, Jones, Greubel, Bruce M. Smith, Mark D. Smith and Wulf, Dr. Kadri and Ms. Wolf meet the NYSE independence requirements. With respect to the new director nominees, the Board determined that both Ms. Holt and Mr. Larsen meet the NYSE independence requirements. Mr. Rajendra is considered a nonmanagement director after his retirement as executive chairman on May 1, 2020, but will continue to be considered a nonindependent director pursuant to the NYSE rules for three years after his retirement. Mr. Wheeler is considered a management director by virtue of his current position as an executive officer of our company.

The Board recognizes that the NYSE rules require financial literacy of Audit Committee members only. Notwithstanding that, as a best practice, the Board has reviewed the qualifications and experience of all of the Board members and determined that each director is financially literate within the meaning of the NYSE rules.

Board Composition. We believe that the makeup of the Board should be tailored to our company’s evolving needs. Our goal is a mix of tenure, diversity, skills and experience on the Board, with a balance of longer-tenured, experienced directors and newer directors with fresh perspectives. Our Nominating and Governance Committee periodically reviews the experience and expertise of our Board and considers the ongoing and evolving needs of the company as well as appropriate changes based on those needs and the requirements of our Corporate Governance Guidelines, including those mandating that, absent a waiver by the Board, directors not stand for election beyond age 72. The addition of Ms. Holt and Mr. Larsen, upon their election by our stockholders at our Annual Meeting, will bring fresh perspectives to our Board.

We believe that longer-tenured directors with experience and institutional knowledge bring critical skills to the boardroom. We believe their long-term perspective has been an advantage to us as we entered new markets, providing both historical perspective and a better understanding of upcoming challenges. Further, we believe that long-term service does not adversely affect director independence. To the contrary, with their in-depth knowledge of the company, these directors are comfortable speaking up and asking probing questions, which we believe improves the ability of the Board to provide constructive guidance and informed oversight. Further, given the voting power exercised by the Smith Family Voting Trust, representation of the persons controlling that Trust works to align the interests of our largest stockholder with those of the Board, through their exposure to the company’s strategic and operational planning and decision-making, and their active participation in the governance of the company. For all these reasons, we believe that arbitrary term limits are not necessarily beneficial and may deprive the Board of the valuable contributions of its most experienced members.

We also recognize that throughout 2020 we have been in the position of having two former chief executive officers, Mr. Jones and Mr. Rajendra, serving on our Board. We believe this structure provides a significant benefit to our company, complementing the perspectives of our new executive leadership and the members of our Board who have joined us in the past several years. Together, these individuals presided over two successive periods of highly profitable growth for our company and provide an invaluable perspective. During his tenure as chief executive officer from 2006 to 2012, Mr. Jones guided our transformation into a global water technology company while delivering a total stockholder return of over 500%. Mr. Rajendra built on this foundation while chief executive officer from 2013 to 2018, during which we increased earnings per share at a compound annual rate of nearly 21%. Messrs. Jones and Rajendra are also substantial stockholders of the company, owning 151,147 and 363,558 shares, respectively as of December 31, 2020, and closely aligning their interests with those of stockholders generally. Mr. Jones will no longer serve on our Board as of the 2021 Annual Meeting.

In recognition of his extensive experience and contributions to our Board, the Board has waived its normal director retirement age of 72 so that Mr. Bruce Smith may stand for re-election and continue to participate on our Board, if so re-elected. Mr. Bruce Smith’s long service on our Board, and representation of the Smith family, brings a unique, important perspective to our Board.

In 2020, with the assistance of a search firm, the Board undertook a Board analysis and director search, as a result of which Ms. Victoria M. Holt and Mr. Michael M. Larsen have been nominated for election to our Board. Their skills and experience will complement our existing Board and its future needs.

Board Information and Stockholder Communications. We are committed to making our corporate governance information accessible to stockholders and other interested parties. Accordingly, on our website, www.aosmith.com, under the “Investors” heading, and then “Governance” subheading, we have published the A. O. Smith Corporation Guiding Principles and the Financial Code of Ethics and provided a link for Stockholder Contacts to Communicate with directors. Likewise, under “Investors,” “Governance,” and then “Board of Directors,” we have provided a list of the members of our Board of Directors. Further, under the “Board Committees and Charters” subheading, we have Committee Assignments, the Charters for the Audit, Nominating and Governance, and Personnel and Compensation Committees, Corporate Governance Guidelines and Criteria for Selecting Board of Director Candidates. Finally, SEC filings, including our Form 10-K, Forms 10-Q, Forms 8-K, Proxy Statement and Section 16 filings, are available for review on this website under the heading “Investors,” and then “SEC Filings” subheading. Stockholders may also request that these documents be mailed by sending their request to the address provided below.

We encourage communication with our directors. Any interested party may communicate with a particular director, all directors, nonmanagement or independent directors as a group or the presiding director by mail or courier addressed to him/her or the entire Board in care of the Corporate Secretary at the following address:

c/o James F. Stern, Corporate Secretary

A. O. Smith Corporation

11270 West Park Place

P.O. Box 245008

Milwaukee, WI 53224-9508

The Corporate Secretary will forward this communication unopened to the addressed director.

Compensation Committee Interlocks and Insider Participation. The current members of the Personnel and Compensation Committee are William P. Greubel, Paul W. Jones, Dr. Ilham Kadri and Bruce M. Smith, and if elected, Ronald D. Brown and Victoria M. Holt will join the Committee following the Annual Meeting. No member of this Committee, currently or prospectively, serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Personnel and Compensation Committee.

Procedure for Review of Related Party Transactions. Potential conflicts of interest must be approved in advance, including related party transactions reportable under SEC rules, or related to the Smith family, in accordance with our Corporate Governance Guidelines. We have a detailed code of conduct, the A. O. Smith Corporation Guiding Principles, which applies to all employees, officers and directors, and specifically addresses conflicts of interest. There has been no waiver of the code of conduct, requested or granted, for any directors or officers. Further, the Corporate Governance Guidelines provide the procedure for review of related party transactions reportable under SEC rules, with approval by the Nominating and Governance Committee required if any such transaction involves a director, executive officer or his/her immediate family members. Other than the matters identified in “Director Independence and Financial Literacy,” each of which was reviewed by the Nominating and Governance Committee and the Board and determined to not be material, there have been no related party transactions.

Potential Director Candidates. The Nominating and Governance Committee will consider any candidate recommended by stockholders, directors, officers, third-party search firms and other sources for nomination as a director. The Committee considers the needs of the Board and evaluates each director candidate in light of, among other things, the candidate’s qualifications. All candidates’ minimum qualifications are identified in the Corporate Governance Guidelines and the Criteria for Selecting Board of Director Candidates, both of which can be found on our website by clicking on “Investors,” then “Governance,” followed by “Board Committees and Charters.” To summarize, all nonmanagement candidates should be independent and possess substantial and significant experience which would be of value to our company in the performance of the duties of a director. Recommended candidates must be of the highest character and integrity, free of any conflicts of interest, have an inquiring mind and vision, and possess the ability to work collaboratively with others. Further, Directors should have diverse backgrounds and expertise, including diversity of gender and race, required for the Board to fulfill its duties. Each candidate must have the time available to devote to Board activities and be of an age that, if elected, the candidate could serve on the Board for at least five years before reaching the mandatory retirement age, which is 72, absent a waiver approved by the Board. Finally, we believe it appropriate for certain key members of our management to participate as members of the Board, while recognizing that a majority of independent directors must be maintained at all times. All candidates will be reviewed in the same manner, regardless of the source of the recommendation. Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business.

A stockholder recommendation of a director candidate must be received no later than the date for submission of stockholder proposals. Please see the section of this proxy entitled, “Date for Stockholder Proposals.” The recommendation letter should be sent by mail to the Chairperson, Nominating and Governance Committee, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

The recommendation letter must, at a minimum, provide the stockholder’s name, address, the number and class of shares owned; the candidate’s biographical information, including name, residential and business address, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the stockholder’s opinion as to whether the stockholder recommended candidate meets the definitions of “independent” and “financially literate” under the NYSE rules. In addition, the recommendation letter must provide the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. The stockholder must include the candidate’s statement that he/she meets these requirements and those identified on our website; is willing to promptly complete the questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; and consents to serve on the Board if elected.

Board Committees

The Board of Directors has delegated some of its authority to Committees of the Board. Currently there are three standing Committees: the Audit Committee, the Personnel and Compensation Committee and the Nominating and Governance Committee. Each standing committee is discussed below. The Board has approved changes in Committee membership assuming the director nominees are elected by stockholders at the Annual Meeting. These anticipated committee assignments are also discussed below.

Audit Committee. The Audit Committee consists of four members, each of whom meets the independence and financial literacy requirements of the NYSE and the SEC. The Audit Committee is responsible for appointing the firm that will act as our independent registered public accounting firm. The Audit Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board of Directors and is available on our website. The Board of Directors has determined that Ms. Wolf and Mr. Wulf qualify and Mr. Larsen, if elected, will qualify as “audit committee financial experts” as defined by the SEC. The Audit Committee met 12 times during 2020, all but one of which were by videoconference due to the COVID-19 pandemic. The Report of the Audit Committee is included as part of this Proxy Statement. Following the 2021 Annual Meeting, we expect that the Audit Committee members will be Ms. Wolf, Chairperson, Mr. Larsen, Mr. Mark Smith and Mr. Wulf.

Personnel and Compensation Committee. The Personnel and Compensation Committee is responsible for establishing and administering our compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives and evaluates the performance of the executive chairman and chief executive officer in light of established goals and objectives. As it deems appropriate, the Committee may retain independent consultants to provide recommendations as to executive compensation. The Committee reviews the recommendation of the Nominating and Governance Committee concerning any conflicts involving such consultants and makes a determination as to their independence prior to their retention. The Committee also directs the senior vice president – human resources and public affairs to prepare computations for its consideration and considers recommendations of the chief executive officer as to compensation of executives other than the chief executive officer. The Committee also provides oversight to the company’s management with respect to the company’s pension and savings plans.

The Personnel and Compensation Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of four directors, all of whom are independent under NYSE rules and have been determined to be independent of any conflict with respect to the Committee’s compensation consultant. The Committee held four meetings during 2020, three of which were videoconference meetings. The Personnel and Compensation Committee Report is included as part of this Proxy Statement.

Following the 2021 Annual Meeting, we expect that the Personnel and Compensation Committee members will be Mr. Bruce Smith, Chairperson, Mr. Brown, Ms. Holt and Dr. Kadri.

Nominating and Governance Committee. The Nominating and Governance Committee oversees our governance processes and procedures, assists the Board in identifying qualified candidates for election as Board members, and establishes and periodically reviews criteria for selection of directors. This Committee reviews our company’s and the Board Committees’ structures to ensure appropriate oversight of risk. Further, the Committee provides direction to the Board as to the independence, financial literacy and financial expertise of directors, and the composition of the Board and its Committees. As part of its responsibilities, the Committee reviews the independence of consultants to the Personnel and Compensation Committee and makes recommendations to the Personnel and Compensation Committee as to their independence. The Committee also is responsible for reviewing and making recommendations to the Board as to director compensation. In addition, the Committee provides oversight to the Board with respect to our ongoing Corporate Responsibility and Sustainability program to ensure program milestones are met. The responsibilities and duties of the Nominating and Governance Committee are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of four members, all of whom are independent under the NYSE rules. The Nominating and Governance Committee met five times during 2020, of which four were by videoconference. The Report of the Nominating and Governance Committee is included as part of this Proxy Statement.

Following the 2021 Annual Meeting, we expect the Nominating and Governance Committee members will be Mr. Brown, Chairperson, Ms. Holt, Dr. Kadri and Mr. Bruce Smith.

Investment Policy Committee. During 2020, the Board chose to streamline its committee structure by dissolving the Investment Policy Committee and delegating to the Personnel and Compensation Committee oversight of a working committee of management employees with responsibility for our retirement plans.

The table below shows Committee membership and the number of meetings of the full Board and each standing Committee in 2020.

Name	Board	Audit	Personnel and Compensation	Investment Policy**	Nominating and Governance
Ronald D. Brown*	Presiding	X

William P. Greubel	X		X		Chair

Paul W. Jones	X		X		X

Dr. Ilham Kadri	X		X		X

Ajita G. Rajendra	X			X

Bruce M. Smith	X		Chair	Chair	X

Mark D. Smith	X	X

Kevin J. Wheeler	Chair			X

Idelle K. Wolf	X	X

Gene C. Wulf	X	Chair

Number of Meetings – 2020	11	12	4	1	5

*	Presiding director for the period of April 2020-April 2021.
**	Committee dissolved April 2020.

Our Leadership Structure

A priority for our Board and its Committees has been the thoughtful and orderly transition of the chief executive officer position. This planned succession process was completed in 2020 when Ajita G. Rajendra retired from his position as executive chairman and Kevin J. Wheeler assumed the role of chairman in addition to president and chief executive officer, which he became in 2018. As the end result of this process, we have a single strong leader who represents our company. We have traditionally used this leadership structure, which we believe benefits our stockholders, customers and other key stakeholders by having a single well-recognized and regarded leader. Mr. Rajendra continues to serve our company as a Board member.

While we recognize that the chairman position is held by an executive officer, we believe the independent members of our Board and the three standing Board Committees provide appropriate oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as legal and compliance matters. The Personnel and Compensation Committee oversees the annual performance of our chairman and chief executive officer, as well as our executive compensation program, and oversees our retirement and savings plans. The Nominating and Governance Committee evaluates independence issues and monitors matters such as the composition of the Board and its Committees, Board performance and “best practices” in corporate governance. Each Committee is led by an independent chairperson other than the chairman and chief executive officer and, as discussed in more detail in this Proxy Statement, the entire Board of Directors is actively involved in overseeing our risk management. Altogether, we believe this framework strikes a sound balance with appropriate oversight.

Further, we have a presiding director who is an independent director and chairs meetings of all nonmanagement directors in executive session, and consults with the chairman on Board agendas, materials and topics, as well as provides feedback from the meeting of the independent directors. These meetings are held in conjunction with regular Board meetings. In 2020, each regular Board meeting included a nonmanagement directors’ session. This allows directors to speak candidly on any matter of interest, without the chairman and chief executive officer or other managers present. In accordance with our Corporate Governance Guidelines, the role of presiding director rotates on an annual basis, as opposed to a meeting-by-meeting rotation, to provide continuity in director oversight. We believe this structure provides consistent and effective oversight of our management and our company.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in overseeing the affairs of our company. We believe all Board members are well-engaged in their responsibilities, and all Board members express their views and are open to the opinions expressed by other directors. We conduct a robust evaluation of our Board annually to help ensure that the Board is open and well-functioning and to identify and address any director concerns. We do not believe that appointing an independent board chairman, or a permanent presiding director, would improve the performance of the Board.

Consideration of Risk

Our Board is actively involved in overseeing our risk management. We seek to identify and address significant and material risks through our Enterprise Risk Management (“ERM”) process. Our ERM process assesses, manages and monitors risks consistent with the integrated risk framework in the Enterprise Risk Management – Integrated Framework (2017) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). We believe that risk-taking is an inherent aspect of the pursuit of our strategy. Our goal is to manage risks prudently rather than avoid risks. We can mitigate risks and their impact on the company only to a limited extent.

Senior management prioritizes identified risks and assigns an executive to address each major identified risk area and lead action plans to manage risks. Senior management presents on these risks to the Board at a majority of meetings each year. Our Board of Directors provides oversight of the ERM process and reviews and actively engages in discussion of significant identified risks to the Company.

In addition, each of our Board Committees considers risk within its area of responsibility. For instance, our Audit Committee asks management to address a specific critical accounting issue at most of its meetings and considers the overall impact that the issue has on our financial position and risk profile. In addition, they discuss legal and compliance matters and assess the adequacy of our risk-related internal controls. The Audit Committee oversees the frequency and creation of surveys by management of ERM matters and reviews with the Board and management the company’s ERM program, including specific risk topics that are addressed in presentations to the Board, including information security risk and privacy compliance. Likewise, the Personnel and Compensation Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for growth without undue risk-taking. Each year, the Personnel and Compensation Committee also performs a risk assessment with respect to our executive compensation program and reviews the executive succession process. The Personnel and Compensation Committee also provides oversight on the risk and return of our investments for retirement plans. The Nominating and Governance Committee annually reviews governance practices with respect to risk and oversight. The Nominating and Governance Committee also provides oversight for risks related to corporate responsibility and sustainability matters. Additionally, on an annual basis, the Nominating and Governance Committee reviews our company’s and Board Committees’ structures to ensure appropriate oversight of risk.

Further, our approach to compensation practices and policies applicable to employees throughout our organization is consistent with that followed for executives. In this regard, the Personnel and Compensation Committee analyzed our compensation and, among other things, concluded that no individual business segment carries a significant portion of our risk profile; has significantly different compensation structure from the others; pays compensation expenses as a significant percentage of its revenue; or varies significantly from the overall risk and reward structure of our company. Accordingly, we believe that risks arising from our operating environment and our incentive programs are not reasonably likely to have a material adverse effect on our company.

We typically benchmark our compensation and benefits packages at all levels of the organization every year. Base pay, bonus targets and long-term incentives are targeted to market median for each position. Most exempt salaried positions are eligible for participation in a bonus program. For employees in a corporate function, annual incentive programs are based upon attainment of the same Return on Equity targets as our executives. Annual incentive programs at our business segments are based upon attainment of financial and strategic objectives established and approved annually. A limited number of key managers are eligible to participate in a long-term incentive program that awards stock options and/or restricted stock units in varying amounts based upon position and market comparisons. However, awards normally are subject to at least a three-year cliff vesting or pro-rata vesting period. We feel this combination of base salary, bonus plans tied to critical financial measurements and long-term incentives with three-year or more vesting periods is balanced and serves to motivate our employees to accomplish our company objectives and retain key employees while avoiding unreasonable risk-taking.

Corporate Responsibility and Sustainability

We are committed to growing our business in a sustainable and socially responsible manner consistent with our Guiding Principles. This commitment has driven us to design, engineer and manufacture highly innovative and efficient products in an environmentally responsible manner that helps reduce energy consumption, conserve water and improve drinking water quality and public health. Consistent with this commitment, we issued our first Corporate Responsibility & Sustainability (“CRS”) Report in 2018 detailing our company’s historic and current CRS efforts. In January 2021, we issued our 2020 CRS report, which documents our environmental, social and governance activities over the past two years. The 2020 report detailed the positive impact of A. O. Smith’s highly efficient products, highlighted our company’s commitment to employees and the communities in which we operate, and announced our first greenhouse gas emissions reduction goal of 10% by 2025. Our CRS reports are available on our website, www.aosmith.com. Patricia K. Ackerman has been appointed Senior Vice President, Investor Relations, Treasurer and Corporate Responsibility and Sustainability with specific responsibility for our CRS efforts, including being Chair of our CRS Council.

DIRECTOR COMPENSATION

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3,4]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)
Ronald D. Brown	$107,385	$130,025	—	—	—	—	$237,410

William P. Greubel	105,240	130,025	—	—	—	—	235,265

Paul W. Jones	88,240	130,025	—	—	—	—	218,265

Dr. Ilham Kadri	88,240	130,025	—	—	—	—	218,265

Ajita G. Rajendra	42,188	86,678	—	—	—	—	128,866

Bruce M. Smith	102,240	130,025	—	—	—	—	232,265

Mark D. Smith	88,240	130,025	—	—	—	—	218,265

Idelle K. Wolf	88,240	130,025	—	—	—	—	218,265

Gene C. Wulf	103,917	130,025	—	—	—	—	233,942

1

Mr. Wheeler, as an employee director, receives no compensation for his service as a director. Mr. Rajendra also served as an employee director until his retirement in April 2020. Following his retirement, Mr. Rajendra is compensated like other non-employee directors for his Board service.

2

The amounts shown reflect a 25% reduction in the cash annual retainer and committee retainers that all directors voluntarily agreed to for the five-month period from May 1, 2020, to September 30, 2020, in recognition of business challenges created by the COVID-19 pandemic. Includes amounts earned during 2020, even if deferred. Ms. Wolf deferred 100% of her cash retainer fees in 2020.

3

Reflects the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2020 Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Directors receive a stock award of Common Stock as part of their annual retainer. On April 15, 2020, each current director except for Messrs. Rajendra and Wheeler received a stock award worth $130,025, or 3,249 shares valued at $40.02 per share, which was the adjusted average of the high and low prices on the grant date rounded up to the next whole share. Upon joining the Board as a non-employee director, Mr. Rajendra received a stock award worth $86,667, or 2,065 shares valued at $41.975 per share, which was the adjusted average of the high and low prices on the grant date rounded up to the next whole share. Mr. Brown has deferred his receipt of 60,137 shares until his separation from service as a director. Mr. Greubel deferred his receipt of 23,293 shares until his separation from service as a director. Mr. Bruce Smith has deferred his receipt of 41,266 shares until April 1, 2024, and 77,094 shares until his separation from service as a director. Ms. Wolf has deferred her receipt of 9,492 shares until her separation from service as a director. Deferred stock holdings include dividends on deferred stock which are paid in the form of restricted stock units.

4

Each director as of December 31, 2020, owned the following aggregate number of shares or restricted stock units in connection with service as a director: Mr. Brown, 96,033; Mr. Greubel, 23,293; Mr. Jones, 21,854; Dr. Kadri, 10,873; Mr. Rajendra, 2,065; Mr. Bruce Smith, 137,556; Mr. Mark Smith, 112,362; Ms. Wolf, 66,118; and Mr. Wulf, 115,734. Please see the “Security Ownership of Directors and Management” Table for additional information.

5

None of the directors received perquisites or other personal benefits in an aggregate amount of $10,000 or more. We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and Committee meetings.

The Nominating and Governance Committee of the Board of Directors is responsible for reviewing and making recommendations to the Board as to director compensation, which is reviewed annually in July. Nonemployee directors are compensated in the form of cash and shares of Common Stock. The Committee implemented a streamlined director compensation program beginning in 2018 that eliminated all meeting fees. The Committee chose to conduct no benchmarking study in 2020 and made no changes in its director compensation program. For 2020, the scheduled cash annual retainer for directors was $75,000, paid in quarterly amounts of $18,750, and the presiding director was to receive an additional retainer of $25,000 annually. Each Personnel and Compensation Committee and Investment Policy Committee member was to receive an annual retainer of $13,000, paid quarterly, and each member of the Nominating and Governance Committee was to receive an annual retainer of $10,500, paid quarterly, with the chairperson of each of these Committees to receive an additional $12,000 annual retainer. Each Audit Committee member was to receive an annual retainer of $23,500, paid quarterly, with the chairperson to receive an additional $17,500 annual retainer. Each director also receives an annual grant of Common Stock with a market value of $130,000 on the date of the award. We believe this simplified director compensation program provides greater transparency with respect to director pay. Directors who are our employees are not compensated for service as directors or Committee members or for attendance at Board or Committee meetings.

However, directors did not receive the full amount of their scheduled cash retainers in 2020. To support the company’s cost reduction initiatives in response to the COVID-19 pandemic, each Board member voluntarily agreed to reduce their cash annual retainer and Committee retainers set forth above by 25% for the five-month period from May 1, 2020, to September 30, 2020. Further, the Board of Directors did not receive any retroactive compensation for these cash reductions. These reductions are reflected in the Director Compensation Table above.

The Board requires that every new director participate in a detailed orientation, including visits to our key operations. This encompasses a review of business and financial operations, meetings with business executives and others, and an overview of our corporate governance policies and procedures. New directors receive no additional compensation for their participation in orientation matters.

The stock ownership requirement for directors is the two-year average of all cash compensation received by the director, multiplied by five. Each director is required to acquire beneficial ownership of A. O. Smith Corporation Common Stock having an aggregate value equal to this stock ownership requirement within five years of his or her election as a new director. All current directors have met this requirement.

Certain directors have elected to defer the payment of their fees and receipt of Common Stock shares under the A. O. Smith Non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows directors to defer all or a portion (not less than 25%) of their fees until a later date, but not later than the year in which the director ceases service as a director. Payments can be made in a lump sum or in not more than 10 annual installments. This is handled as a bookkeeping entry, with gains and losses credited to the director’s account each month based on the director’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the director’s account. The current funds available for a crediting election are: Fidelity VIP Money Market Division, PIMCO VIT Total Return Division, Principal LifeTime 2010 Division, Principal LifeTime 2020 Division, Principal LifeTime 2030 Division, Principal LifeTime 2040 Division, Principal LifeTime 2050 Division, Principal LifeTime 2060 Division, Principal LifeTime Strategic Income Division, Principal Global Investors – Equity Income Division,Vanguard VIF Balanced Division, MFS Growth Division, Vanguard VIF Equity Index Division, Vanguard VIF Mid Cap Index Division, American Century VP Mid Cap Value Division, American Funds Ins Series International Fund Division, Principal Bond Market Index Division, Janus Henderson Enterprise Division, Goldman Sachs VIT Small Cap Equity Insights Division, Calvert VP Russell 2000 Small Cap Index Division and A. O. Smith Stable Value Fund. Idelle K. Wolf elected to defer payment of her director fees during 2020. Ronald D. Brown and William P. Greubel have deferred receipt of their stock awards in 2020, which consequently are treated as restricted stock units. Dividends on stock which have been deferred as restricted stock units are also received in the form of restricted stock units based on the average of the high and low price of our Common Stock on the date of the dividend.

STOCK OWNERSHIP

Security Ownership of Directors and Management

The following table shows, as of December 31, 2020, the Class A Common Stock and Common Stock of our company beneficially owned by each director, each nominee for director, each named executive officer in the “Summary Compensation Table” and by all directors and executive officers as a group.

Name	Class A Common Stock[1,2]		Percent of Class A Common Stock		Common Stock[1,2]		Restricted Stock Units	Options Exercisable Within 60 Days	Percent of Common Stock
Ronald D. Brown	0		0		35,896		60,137	0	*
William P. Greubel	0		0		0		23,293	0	*
Victoria M. Holt	0		0		0		0	0	*
Paul W. Jones	0		0		151,147		0	0	*
Dr. Ilham Kadri	0		0		10,873		0	0	*
Michael M. Larsen	0		0		2,000		0	0	*
Charles T. Lauber	0		0		26,078		13,525	22,765	*
Mark A. Petrarca	0		0		88,676		9,590	56,152	*
Ajita G. Rajendra	0		0		363,558	[3]	73,485	399,747	*
Bruce M. Smith	229,401	[4]		*	21,596	[5]	118,360	0	*
Mark D. Smith	238,003	[6]		*	121,318	[7]	0	0	*
James F. Stern	0		0		149,133		14,565	77,314	*
David R. Warren	0		0		4,927		10,335	25,690	*
Kevin J. Wheeler	0		0		33,634		58,295	129,869	*
Idelle K. Wolf	0		0		56,626	[8]	9,492	0	*
Gene C. Wulf	0		0		115,734		0	0	*
All 26 Directors, Nominees and Executive Officers as a Group	467,404		1.80%		1,221,298		451,946	860,844	1.87%

*	Represents less than one percent.

[1]	Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

[2]

Shares of Class A Common Stock are convertible on a share-for-share basis into shares of Common Stock at any time at the discretion of each holder. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. Similarly, the percentage of shares of Common Stock beneficially owned is determined with respect to the total number of outstanding shares of Common Stock, excluding shares of Common Stock that may be issued upon conversion of outstanding shares of Class A Common Stock.

[3]	Included in this total are 353,495 shares beneficially owned because they are held in his spouse’s revocable trust or grantor revocable annuity trust and 10,063 shares held directly by Mr. Rajendra.

[4]	Shares beneficially owned as a settler of a revocable family trust.

[5]	Included in this total are 15,892 shares that have been deferred and 2,400 shares that are beneficially owned as a settler of a revocable family trust and 3,304 shares held directly by Bruce M. Smith.

[6]	Included in this total are 234,327 shares beneficially owned as a settler of a revocable family trust and 3,676 shares beneficially owned because they are held by his spouse.

[7]	Included in this total are 8,956 shares beneficially owned because they are held by his spouse and 112,362 shares held directly by Mark D. Smith.

[8]	Included in this total are 47,014 shares beneficially owned because they are held in her spouse’s revocable trust and 9,612 shares held by Idelle K. Wolf in a revocable living trust.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. We have developed compensation programs with the following objectives:

•	attracting and retaining world-class executives through a total compensation opportunity that is competitive within the various markets in which we compete for talent;

•

encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives without encouraging undue risk-taking. Incentive plans are designed to recognize and reward accomplishing individual goals, as well as our long-term objectives; and

•	promoting a direct relationship between executive compensation and our stockholder interests.

Our long-term incentive opportunities link a significant portion of executive compensation to our performance through restricted stock unit and stock option awards. Executive officers also are expected to comply with established stock ownership guidelines which require acquisition and retention of specific levels of our Common Stock. Our view is that this stock ownership encourages executive performance but discourages executives from taking undue risk.

We believe executive total compensation opportunity should increase commensurate with responsibility and capacity to influence our results. Additionally, as responsibility and accountability increase, so should the portion of compensation which is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Our executive compensation package is designed to strike a balance between short-term cash compensation in the form of fixed salaries and variable annual incentive plans and long-term compensation in the form of cash-based performance units and equity awards with three-year vesting periods. For the chairman and chief executive officer, approximately 15% of 2020 total target compensation was comprised of base salary, with the remaining 85% being variable compensation dependent on our company performance. The variable compensation was divided so that approximately 20% of total target compensation was attributable to annual incentive bonus and approximately 65% was long-term incentive compensation. The Personnel and Compensation Committee (“PCC”) approved a long-term incentive plan for 2020 which targeted 66% of the chairman and chief executive officer’s long-term incentives, or approximately 45% of total compensation, as equity-based awards.

For the other named executive officers, approximately 25-40% of total target compensation was comprised of base salary, with the remaining 60-75% being based on our company performance. The variable compensation is structured so that approximately 20-25% of total target compensation represents annual incentive bonus, with roughly 40-50% attributable to long-term incentive compensation. The PCC targeted 66% of the long-term incentives, or approximately 25-35% of total target compensation, as equity-based awards for those other named executive officers.

We believe this combination results in a competitive compensation package that provides an incentive for our executives to lead with a focus on short-term results, while positioning us for long-term sustained performance. With approximately 25-45% of their total compensation tied to equity awards, we believe the decisions of named executive officers are aligned with the best interests of our stockholders. We believe this combination of base pay and short-term and long-term incentives supports our objectives of pay-for-performance, while mitigating the potential for undue risk-taking because it ties a significant portion of the executive officer’s compensation to sustained, long-term performance.

Outside Consultants

Just as we compete for market share in highly competitive global markets, we compete for talent in equally competitive labor environments. In order to attract and retain critical leadership in these competitive environments, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing our programs and to monitor how they compare with the marketplace. Specifically, the PCC has retained Willis Towers Watson, a leading global executive compensation consulting group, to advise the PCC on market trends relative to executive compensation, provide market data as requested and share input and views on issues being discussed by the PCC.

The PCC has sole authority to approve the independent compensation consultant’s fees and terms of engagement on executive compensation matters. The PCC annually reviews its relationship with Willis Towers Watson to ensure its independence on executive compensation matters, taking into account the independence analysis and recommendation of the Nominating and Governance Committee (“NGC”). In making its recommendation, the NGC reviewed the independence of Willis Towers Watson and the individual representatives of Willis Towers Watson who served as the PCC’s advisors, considering the following specific factors: (i) other services provided to us by Willis Towers Watson; (ii) fees paid by us to Willis Towers Watson as a percentage of Willis Towers Watson’s total revenue; (iii) policies and procedures maintained by Willis Towers Watson that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Willis Towers Watson who advised the PCC and any member of the PCC; (v) any shares of our company’s Common Stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Willis Towers Watson or the individual representatives.

We paid Willis Towers Watson $86,352 of fees in 2020 for consulting services provided to the PCC regarding executive compensation matters. Management subscribes to various Willis Towers Watson compensation databases. Additionally, management utilizes Willis Towers Watson in various consulting capacities related to employee benefits programs and nonexecutive salaried employee compensation, as well as director compensation benchmarking. No director compensation analysis was conducted in 2020. The following table sets forth the fees we paid to Willis Towers Watson in 2020 for services other than those provided to the PCC.

Service	Fees
Management Compensation Surveys and Benchmarking	$17,968
Benefits Consulting Services	$395,676 paid through credits against commissions earned as broker for life and disability group insurance plans. 2020 year-end credit balance: $215,319
Director Compensation Analysis	$0.00

We understand that the Willis Towers Watson personnel who provide advice to us on executive and director compensation matters are separate from and do not provide other compensation services to our company, nor do they serve as our account manager. Other Willis Towers Watson personnel separately provide such other services. The PCC does not approve the services provided by Willis Towers Watson outside the executive compensation advisory role to the PCC but is aware these services are provided.

The PCC concluded, based on the evaluation described above and recommendation from the NGC, that these nonexecutive compensation services performed by Willis Towers Watson did not raise a conflict of interest or impair Willis Towers Watson’s ability to provide independent advice to the PCC regarding executive compensation matters. The PCC’s conclusion was based on a representation letter provided by Willis Towers Watson, the limited scope of the other services provided to us by Willis Towers Watson, the small percentage of Willis Towers Watson’s revenues represented by the fees paid by us, the separation within Willis Towers Watson between its compensation consulting business and its other businesses, the absence of any conflicting relationships between the individual representatives of Willis Towers Watson who provided advice to the PCC or Willis Towers Watson, on the one hand, and members of the PCC or our executive officers, on the other, and review of director and executive officer responses to our annual Directors’ and Officers’ Questionnaire.

Benchmarking

We endeavor to benchmark our executive compensation against similarly situated executives in comparably sized organizations. We believe we compete for executive resources with other nonfinancial institutions across multiple industrial segments. With that in mind, our consultants utilize broad-based, general industry salary surveys and regress their data to organizations with $3.3 billion in revenues. We believe market median is an appropriate target for our total compensation program. We attempt to design both short-term and long-term incentives to produce rewards in excess of median market levels when company performance is better than target. The PCC authorized Willis Towers Watson to perform a detailed analysis of our executive compensation levels in 2020, as we do each year.

As we describe below, the PCC asked Willis Towers Watson to provide input on marketplace trends in executive compensation, and overall compensation and components of compensation for 14 executive positions. We did not benchmark Mr. Rajendra’s position as executive chairman since it was a transitional position only during our chief executive officer succession process.

Mr. Rajendra retired in May 2020. We compared each of the other named executive officers at the 50th percentile of market survey data.

We utilize Willis Towers Watson because we believe its survey resources ensure consistent and statistically valid data that is representative of the market in which we compete for executive talent. Its database includes a broad array of over 800 companies. We did not rely on a specific subgroup of peer companies within that database. In working with Willis Towers Watson, we played no role in selecting the companies for which the data was obtained.

For 2020 compensation, Willis Towers Watson performed a regression analysis to reflect base pay levels of an organization with $3.3 billion in revenue and reported its findings to the PCC in October. Its comparison focused on overall compensation, as well as base salary, annual incentive bonus, equity awards and each of the other compensation elements discussed below. We believe its methodology provides appropriate comparisons by utilizing industrial companies of comparable size and referencing databases with comparable executive officer positions.

For 2020, the PCC targeted our overall compensation and benefits programs and each element of compensation at the median level of the surveyed companies. Since a number of variables can influence the relationship of an individual executive’s pay components to the survey median data, the PCC considers a range of 90% to 110% of median to be appropriate when reviewing total compensation. Although the PCC attempts to have each component of compensation in this target range, the PCC puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance, additional responsibilities, and, as appropriate, recruitment considerations.

For 2021, we again compared ourselves to the market median of other companies with revenues of $3.3 billion.

Consideration of Stockholder Vote on Executive Compensation

At our 2020 Annual Meeting, our stockholders approved the compensation of our named executive officers by 98% of the votes cast, which is consistent with previous years. The PCC considered this vote when setting 2021 compensation levels for our named executive officers and other executives and, as discussed below, made very few changes to the 2021 program.

Role of Executives in Compensation Decisions

The PCC annually reviews the chairman and chief executive officer performance and makes recommendations regarding his compensation for consideration by the full Board. The chairman and chief executive officer is not present during discussions regarding his compensation and he does not play any role in determining his own compensation. As it deems appropriate, the PCC utilizes the Willis Towers Watson compensation data and directs the senior vice president – human resources and public affairs to prepare computations for its consideration. Mr. Rajendra’s compensation was not reviewed in 2020 because it was frozen when he assumed the transitional role of executive chairman. With respect to other executives, the chairman and chief executive officer annually reviews performance and makes compensation recommendations to the PCC. The chairman and chief executive officer reviews compensation data provided by Willis Towers Watson, consults with the senior vice president – human resources and public affairs and considers the individual factors listed above before making his recommendations. The PCC can exercise its discretion to modify any recommended compensation to such executives.

Compensation Elements

The PCC takes a balanced approach to executive compensation. Our executive compensation package is comprised of several key components which are designed to work together to provide executives with a total compensation package that is competitive with industry norms. For 2020, total compensation included:

•	Annual Base Salary

•	Incentives

•	Short-Term – annual incentive bonus

•	Long-Term – restricted stock units, stock options and performance units

•	Benefits

•	Executive life insurance

•	Pension, 401(k) savings plan and post-retirement life insurance

•	Perquisite allowance

Each of these components of the executive compensation package is discussed below.

Base Salary

Base salary provides the executive with a consistent, market competitive stream of income on a semimonthly basis. Absent unusual circumstances, we review base salary levels annually, with adjustments effective January 1. The chairman and chief executive officer considers each senior executive individually for base salary actions and recommends appropriate adjustments. The PCC annually evaluates the appropriate base salary for the chairman and chief executive officer and reviews and approves the chairman and chief executive officer’s recommendations for the other named executive officers. When considering base salary increases, consideration is given to industry experience, individual performance, level of contribution, pay levels relative to market pay practices, as well as our overall financial condition. While the chairman and chief executive officer recommends compensation adjustments for the other named executive officers, his recommendations must be approved and authorized by the PCC. The chairman and chief executive officer and the PCC rely upon competitive survey data from Willis Towers Watson and their own diverse experiences with executive compensation when making compensation decisions.

In reviewing and approving individual base salary adjustments for the named executive officers for 2020, the PCC relied upon salary data for comparable positions from the 2019 Willis Towers Watson Executive Compensation Database, which was aged 3% to reflect anticipated market movement from the 2019 survey through year-end 2020. Effective January 1, 2020, the PCC authorized increases of between 3.0% and 3.1% to Messrs. Stern and Petrarca. The PCC also authorized increases of 4.3% to Mr. Wheeler, 8.0% to Mr. Lauber, and 5.9% to Mr. Warren, recognizing continued advancement in their relatively new roles. In his role as executive chairman, Mr. Rajendra received no increase in 2020.

In reviewing 2021 base salaries at its December 2020 meeting, the PCC approved increases of about 3% for all of the named executive officers except Mr. Rajendra, the executive chairman, who retired on May 1, 2020. Based upon input from Willis Towers Watson, we believe that the 2021 base salaries for our named executive officers are in the aggregate approximately 103% of the projected market median. This is within our desired target range of 90% to 110%. Further, we anticipate market increase for base salaries to average 3% in 2021, which we took into account in determining 2021 salaries.

Name	2020 Base Salary	2020 Base Salary % to Market Median	January 1, 2021 Base Salary	2021 Base Salary % to Market Median
Kevin J. Wheeler	$970,000	94%	$1,000,000	99%

Charles T. Lauber	540,000	95%	556,000	98%

Ajita G. Rajendra[1]	900,000	N/A	N/A	N/A

James F. Stern	560,000	108%	577,000	110%

Mark A. Petrarca	484,000	111%	498,500	107%

David R. Warren	450,000	97%	463,500	100%

[1]	Mr. Rajendra retired on May 1, 2020.

Impact of COVID-19 Pandemic on Executive Compensation

In recognition of the challenges to the business created by the COVID-19 pandemic, as of May 1, 2020, our executive leadership, including our named executive officers, volunteered to take a temporary reduction in base salary, as approved by the PCC and the Board of Directors. Mr. Wheeler’s base salary was reduced by 25%, and Messrs. Lauber, Stern, Petrarca, and Warren’s salaries were reduced by 15%. Mr. Rajendra retired on May 1, 2020, and therefore was not subject to the salary reduction. The salary reduction did not affect annual incentives, life insurance or non-qualified retirement plans that are based on salary. As of October 1, 2020, the Board of Directors eliminated the salary reductions for the executive leadership. The executive leadership, including the named executives, did not receive retroactive compensation for the five months of base salary reduction from May 1 to September 30, 2020.

Executive Incentive Compensation

We include both annual and long-term incentives in our executive compensation package. The goal of our incentive plans is to focus executives on both short-term financial and strategic objectives, while ensuring their commitment to our long-term growth and stability. Our incentive plans tie financial awards to our financial and strategic success and the interests of our stockholders, and provide pay in addition to annual base salary when warranted by corporate financial performance.

Annual Incentive Compensation

Each year, the PCC reviews and approves our financial objectives for both the company and its business units. The executive annual incentive bonus is tied to achieving those objectives. The better we perform relative to these objectives, the higher the incentive bonus payment.

The annual target incentive bonus typically is calculated as a percent of annual base pay as of January 1 of the performance year. The target percent for incentive compensation, like base salary, is determined through periodic benchmarking and review of the median level survey data provided by Willis Towers Watson. Annual incentive compensation represents an “at risk” component of the executive compensation package. Actual incentive bonus amounts are dependent upon performance against specific measurements and may vary from 0% to 200% of targeted amounts.

As a general principle, the portion of an executive’s compensation tied to incentive compensation increases with the executive’s level of responsibility. Thus, the chairman and chief executive officer’s annual incentive opportunity is greater than that of the other named executive officers. We targeted an annual incentive opportunity for the chairman and chief executive officer at 120% of base pay in 2020 based upon Willis Towers Watson survey data for comparably situated executives. The relationship of our incentive targets to market median comparisons as of year end is illustrated in the following table.

Name	2020 Target % of Base Salary	Target Incentive % to Market Median
Kevin J. Wheeler	120	99
Charles T. Lauber	70	90
Ajita G. Rajendra[1]	120	N/A
James F. Stern	67	103
Mark A. Petrarca	60	100
David R. Warren	67	99

[1]	Mr. Rajendra retired on May 1, 2020. His 2020 annual incentive payment was prorated for the period of the year that he worked.

The 2020 annual incentive plan for all corporate executives was based on achieving a target financial measure of 22.72% Return on Equity, which the PCC established at its February 2020 meeting based upon historical performance, its assessment of the 2020 business plan, the competitive environment and overall performance objectives. We made no adjustments to the annual incentive plan in 2020 despite the COVID-19 pandemic. Return on Equity is calculated by dividing net income by stockholder equity, adjusted to exclude certain extraordinary or nonrecurring items, as provided for in the 2020 annual incentive plan. We use Return on Equity as the basis for determining annual incentive compensation for corporate executives because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interests. For Mr. Warren, who is a business unit executive, we used two components: Return on Equity of 22.72% and business unit performance based on meeting an internal financial objective, Return on Performance Assets, at the business unit.

Return on Performance Assets is calculated by dividing the business unit’s operating earnings before interest and taxes by the total business unit’s net assets excluding cash and equivalents, debt and income tax accounts. This calculation emphasizes asset optimization and, therefore, is a better indicator of return on our investment at the business unit level. Seventy percent (70%) of the incentive opportunity for Mr. Warren was contingent upon achieving the Return on Performance Assets financial goal, with the balance linked to our company achieving its Return on Equity goal.

We achieved 77.50% of the corporate Return on Equity incentive bonus target and 119.70% of the Return on Performance Assets target. Accordingly, the named executive officers were awarded incentive compensation bonuses set forth in the table below.

2020 Annual Incentive Awards

Name	Amount
Kevin J. Wheeler	$903,000
Charles T. Lauber	293,000
Ajita G. Rajendra	279,000
James F. Stern	291,000
Mark A. Petrarca	226,000
David R. Warren	323,000

Long-Term Incentive Compensation

Long-term incentive compensation consists of stock options, restricted stock units and performance units, all of which are focused on ensuring sustained performance over a multi-year period. We believe strongly that equity-

based long-term incentives effectively link the interests of senior management to the interests of our stockholders. The allocation of total value between each of the long-term incentive components may vary from year-to-year based on our focus, as determined by the PCC. The long-term incentive portion of an executive’s compensation is “at risk” and is dependent upon corporate performance and growth in stock value.

The stated purpose of the Combined Incentive Compensation Plan, which is the vehicle for awarding long-term incentives, is to provide compensation as an incentive to induce key employees to remain in our employ and to encourage them to secure or increase their stock ownership in our company or to otherwise align their interests with our stockholders. The Combined Incentive Compensation Plan motivates behavior through growth-related incentives to achieve long-range revenue and profitability goals.

The total target value of all long-term incentive components is compared to comparable positions in the marketplace. Again, the PCC utilizes Willis Towers Watson to assist in benchmarking against the median level of surveyed companies to determine market competitive long-term incentive targets for executive positions.

Based upon the analysis provided by Willis Towers Watson in October 2019, long-term incentive grants to our named executive officers were valued in the aggregate at 91% of market median.

The following table shows long-term incentive grants to named executive officers in 2020, and compares such grants to market median.

Name	2020 Long-Term Incentives Target Value	Projected Market Median
Kevin J. Wheeler	$4,000,000	93%
Charles T. Lauber	910,000	80%
Ajita G. Rajendra[1]	2,500,000	N/A
James F. Stern	760,000	98%
Mark A. Petrarca	500,000	87%
David R. Warren	600,000	96%

[1]	Mr. Rajendra retired on May 1, 2020, and his annual incentive was prorated as of the time of his retirement. His incentive target was not compared to the market median.

Emphasis on Performance-Based Awards

Our approach is to structure our awards so that restricted stock units represent 33% of our long-term incentive (“LTI”) awards, stock options 33% and performance units 34%. Mr. Rajendra did not receive the performance units component of the LTI, as his retirement in 2020 would result in forfeiture of the award. All of these long-term awards are performance-based.

Restricted stock units entitle the executive to receive a share of Common Stock for each unit when the restricted stock unit vests. Restricted stock units are time-based, but have a minimum performance threshold based on average Return on Equity that must be achieved in order to vest. The average Return on Equity is calculated by dividing net income by stockholder equity, adjusted to exclude certain extraordinary and nonrecurring items, averaged over the three-year vesting period. We use average Return on Equity because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interest over the three-year performance period of the award. The value to the executive of restricted stock units is dependent upon the value of our Common Stock at the time of vesting. Restricted stock units are used to provide a combination of retention value and incremental performance incentives. For 2020, the minimum average Return on Equity for restricted stock unit payouts was 5%.

Stock options granted through the Combined Incentive Compensation Plan are valued at fair market value on the day of the grant, which is calculated by averaging the high and the low trading prices of our Common Stock on the New York Stock Exchange (“NYSE”) on the day of the grant. The value of options to an executive is entirely dependent upon the growth of our stock price over the option price. Under the terms of the Combined Incentive Compensation Plan, options may not be repriced once granted. Stock options are used to incent higher stock prices and incremental stockholder value creation, as no value is realized unless the stock price increases above the grant price.

The PCC elected to continue to use Return on Invested Capital (“ROIC”) as a percent of the Cost of Capital as the performance measure for performance units in 2020. We believe ROIC represents a sound measure of how effectively executives manage capital. The goal is to achieve ROIC as a percent of the Cost of Capital at or above 100%. Performing at this level means we are maintaining or creating additional stockholder value. We calculate ROIC by taking net operating profit after taxes and dividing it by total capital. As with annual incentive compensation objectives, the PCC sets targets at levels that are difficult to achieve, but with the expectation they are attainable.

Performance units are valued at the time of grant at $100. Their value to the executive is dependent upon ROIC performance as a percent of the Cost of Capital over a three-year vesting period. For 2020, the PCC continued the performance/payout relationship previously implemented. We must earn 100% ROIC as a percent of the Cost of Capital during the measurement period in order for executives to achieve a minimum payout under the plan. At 100% performance, executives will earn 50% of their target value. Target value payouts will be earned at 393.8% performance over the course of the measurement period and a maximum payout of 200% of target will be earned should we return 787.6% ROIC as a percent of the Cost of Capital between January 1, 2020, and December 31, 2022.

ROIC Achieved as a % of Cost of Capital	2020 Plan Payout
100%	50% - Minimum
393.8%	100% - Target
787.6%	200% - Maximum

Through December 2020, which includes one year of the three-year performance period, the performance units granted in February 2020 had an estimated value of approximately 96.2% of their target value. Through December 2020, which includes two years of the three-year performance period, the performance units granted in February 2019 had an estimated value of approximately 101.9% of their target value.

At target, the combined value of the three components of executive long-term incentives (stock options, restricted stock units and performance awards) should represent market median long-term incentive awards consistent with the Willis Towers Watson survey. Based upon the PCC’s October 2019 analysis, target long-term incentives for our named executive officers compared to market median are reflected on the table on page 26.

Payout of 2018-2020 Performance Awards

Performance units awarded in February 2018 for the period 2018-2020 were paid in February 2021. These awards were based upon the ROIC as a percent of the Cost of Capital for the three-year period (2018-2020). The units originally were valued at $100 per share. Based upon our performance during the measurement period, our ROIC exceeded the Cost of Capital by over 385.2%, which resulted in the units being paid out at 118.7% of their target value.

Timing of Awards

Long-term incentive grants are awarded annually in February, shortly after earnings are released for the prior year. The chairman and chief executive officer has the authority to implement midyear equity grants as they relate to senior management employee promotions and new hires in order to align them as quickly as possible to stockholder interests and to make equity adjustments if circumstances warrant. This authority does not include midyear grants for executive officers.

Share Ownership Guidelines

We have developed share ownership guidelines requiring minimum levels of Common Stock accumulation and ownership, depending on the executive’s position. Current ownership guidelines applicable to current named executive officers are as follows, based on the average stock price in the prior year:

Executive	Guideline
(Multiple of salary)
Kevin J. Wheeler	5
Charles T. Lauber	3
Ajita G. Rajendra[1]	N/A
James F. Stern	3
Mark A. Petrarca	3
David R. Warren	1

[1]	Mr. Rajendra retired as of May 1, 2020.

These ownership guidelines are targeted to be competitive with comparable positions in the marketplace. They also are intended to align executive interests with those of our stockholders. The PCC periodically monitors ownership guidelines to ensure they are consistent with the market and makes adjustments, as appropriate. Executives are expected to achieve these ownership guidelines within a reasonable period of time after becoming an executive at our company. Once achieved, the level of ownership must be maintained. Including granted but unvested restricted stock units, all named executive officers are in compliance with the ownership guidelines except Mr. Wheeler, who is on track to meet the higher guideline associated with his 2018 promotion to the position of chief executive officer.

Consideration of Risk in Executive Compensation Plans

We believe our total compensation package mitigates unreasonable risk-taking by our senior executives. In this regard, we strike a balance between short-term and long-term cash and equity awards. A significant portion of our executives’ pay is linked to the achievement of financial goals directly aligned to stockholder interests: Return on Equity and ROIC as a percent of the Cost of Capital. The competitive annual incentive plan rewards executives for achieving short-term performance targets, which keeps them focused on day-to-day business fundamentals. On the other hand, our long-term cash and equity awards incent executives to take a long-term view of our company and to assume reasonable risks to develop new products, explore new markets and expand existing business.

Further, our executives are stockholders with established share ownership guidelines requiring them to acquire and hold A. O. Smith stock. Their stock grants vest over three-year periods so they are incented to build stockholder value over time. Their cash performance units also are subject to vesting over a three-year period, and their payout is tied to ROIC over the same period of time.

Our performance-based pay components are tied to company-wide results. We have implemented caps on our annual cash incentive plan and our long-term performance units. Our equity programs limit and define the number of shares, but the value of the award is determined by the stock market at the time they vest or are exercised, which we believe provides a strong connection with stockholder interests.

The PCC reviewed the company’s annual and long-term incentive plans at the PCC’s July 2020 meeting. As a result of its review, the PCC concluded that our program is unlikely to place the company at material risk. In this regard, several of our current practices effectively mitigate risk and promote performance.

As part of this process, the PCC reviewed the risk assessment process conducted by Willis Towers Watson at the PCC’s direction and discussed with Willis Towers Watson any changes over the last year that could impact risk. The PCC concluded that no plan changes were implemented in 2020 that would affect the existing risk profile of any of the plans.

In addition, we have implemented an executive compensation reimbursement policy, requiring the executives to reimburse incentive compensation erroneously awarded in certain circumstances in the event of a material restatement, commonly called a “clawback.” We believe this policy, discussed in greater depth in the section of the Compensation Discussion and Analysis entitled, “Clawbacks – Executive Compensation Reimbursement Policy,” mitigates the risk of a financial restatement by ensuring that our executive officers continuously monitor and maintain the accuracy of our reported financial results and adhere to our Guiding Principles.

Executive Life Insurance

The A. O. Smith Executive Life Insurance Plan is a program intended to provide income security for a named beneficiary in the event of death. The plan generally provides a life insurance benefit equal to three times the executive’s annual base salary during employment and one times the annual base salary after retirement. We may at our discretion transfer ownership of the post-retirement policy equivalent of one times annual base salary to an executive upon retirement.

In 2019, the PCC reviewed and approved freezing and grandfathering the value of the active and post-retirement life insurance at the three times and one times levels described above for executives currently in the life insurance program. All new executives will be eligible for a life insurance benefit equal to two times annual base salary during employment.

Executive Pension

The retirement plans provided to our executives are consistent with our philosophy of providing competitive retirement benefits for all employees in order to attract and retain critical talent, as well as ensure a secure retirement for employees who contributed to our success over a sustained period of time.

Executive pension benefits are provided in one of two ways, depending on when the executive became eligible. One is through a qualified defined benefit plan, the A. O. Smith Retirement Plan, which closed to new entrants on January 1, 2010, and which stopped accruing benefits for participants on December 31, 2014. For executives hired or promoted into a qualifying executive position prior to July 2010, this defined benefit plan is complemented by a non-qualified supplemental executive retirement plan. Executives hired or promoted into a qualifying executive position after July 2010 do not participate in the supplemental executive retirement plan, but are eligible to participate in a defined contribution restoration plan described in the “Defined Contribution Retirement Savings Plan” section below. The only remaining executives in the non-qualified supplemental executive retirement plan are Messrs. Stern and Petrarca.

A detailed discussion of terms of the defined benefit plans follows the “Pension Benefits” Table.

Defined Contribution Retirement Savings Plan

We have a defined contribution plan, the A. O. Smith Retirement Security Plan, for all U.S. salaried employees, including the named executive officers. The plan is structured as a 401(k) plan with a 100% match on the first 1% of employee savings and a 50% match on the next 5% of employee savings. We provide a company contribution under the A. O. Smith Non-qualified Deferred Compensation Plan to executives who contributed the maximum eligible tax-deferred employee contributions allowed by law to the 401(k) Plan. The amount of the company contribution to the executive under the Non-qualified Deferred Compensation Plan is the difference between the match the executive would have received without the restrictions placed on compensation eligible for contributions to the 401(k) plan by the Internal Revenue Code and the actual match received under the 401(k) plan.

The A. O. Smith Retirement Security Plan also provides an annual nonmatching company contribution to employee 401(k) accounts of 3% of employee base salary and bonus up to the compensation limits specified in the Internal Revenue Code. This nonmatching contribution was introduced as of January 1, 2015, at the time employees ceased accruing benefits under the A. O. Smith Retirement Plan. Additionally, a defined contribution restoration plan is available for executives who are not eligible for the supplemental executive retirement plan. They receive an annual company contribution under the A. O. Smith Non-qualified Deferred Compensation Plan of 3% of pay (base plus bonus) based on pay above the Internal Revenue Service pay limit. Mr. Wheeler, Mr. Lauber, and Mr. Warren participate in the defined contribution restoration plan.

A discussion of the A. O. Smith Non-qualified Deferred Compensation Plan, under which executives may elect to defer all or part of their salary, annual incentive bonus or restricted stock units, follows the “Non-qualified Deferred Compensation” Table.

Executive Perquisites

We provide a perquisite allowance to our senior executives, paid semimonthly. From time to time, the PCC reviews the perquisite allowance program against current market trends. In 2016, the PCC reviewed and approved freezing and grandfathering the value of the perquisite allowance at the current amount for executives currently in the perquisite allowance program. All new executives will be eligible for the executive physical program and reimbursement for tax planning and preparation services, but will not receive a semimonthly perquisite allowance. Perquisite allowances for the named executive officers are:

Executive	Annual Allowance
Kevin J. Wheeler	$40,000
Charles T. Lauber	35,000
Ajita G. Rajendra[1]	20,000
James F. Stern	40,000
Mark A. Petrarca	35,000
David R. Warren	16,800

In addition to the grandfathered perquisite allowance, executives may receive executive physicals, reimbursement for spousal travel to Board or executive meetings, including, on an infrequent basis, spousal travel on the corporate aircraft for such purpose, occasional tickets to sporting events and other items of incidental value.

Executive Agreements

The named executive officers participate in the A. O. Smith Senior Leadership Severance Plan (the “Plan”), which protects executives financially in the event of employment termination in circumstances identified in the Plan, including a change in control of our company. These protections help to ensure that executives will remain focused on managing our company in the event of a pending change in control or other circumstances. Furthermore, this Plan provides a more attractive compensation package when recruiting key talent. Lastly, instead of negotiating individual separation arrangements upon a termination, the PCC can ensure consistent and equitable treatment for all executives.

The Plan provides each executive with a cash severance (represented as a multiple of their annual cash compensation), medical benefit continuation and outplacement services. Additionally, vesting of long-term incentive awards is accelerated in certain cases. To be covered by the Plan, an executive must sign a noncompete, non-solicitation, assignment of inventions and confidentiality agreement. To receive these benefits, an executive must sign a release from future claims against our company. The Plan also provides for enhanced cash severance benefits upon a change in control, as discussed below.

Additionally, as an inducement to hire, Mr. Rajendra requested and was provided with a pension supplement which is described in more detail in the compensation tables and narrative section of this disclosure. This pension supplement was intended to replace benefits he forfeited in order to join us. Mr. Rajendra commenced receiving the pension supplement on November 1, 2020, following his retirement on May 1, 2020.

Tax Considerations

The PCC considers its primary goal to be the design of compensation strategies that further the economic interests of our company and stockholders.

The PCC has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the PCC. Under this authority, the PCC has established a subcommittee consisting of Messrs. Brown, Greubel and Bruce Smith to discharge the responsibilities of the PCC with respect to compensation intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. As discussed below, the favorable tax treatment for performance-based compensation was eliminated as part of the Tax Cuts and Jobs Act. However, arrangements entered into prior to November 2, 2017, are grandfathered and the subcommittee remains in place with respect to such matters. References to the PCC in the context of performance-based compensation and equity awards to the named executive officers in this Compensation Discussion and Analysis include the subcommittee. The last awards issued prior to the Tax Cuts and Jobs Act vested on February 13, 2020, and, thereafter, the subcommittee was disbanded.

The Tax Cuts and Jobs Act made significant changes to Section 162(m) of the Code that impact public companies, including our company. Starting with the 2018 fiscal year, only performance-based compensation that is paid pursuant to a binding contract in effect on November 2, 2017, will be exempt from the $1,000,000 deduction limit. Accordingly, any compensation that we pay pursuant to compensation arrangements entered into after November 2, 2017, even if performance-based, will count towards the $1,000,000 deduction limit. In addition, the $1,000,000 deduction limit will apply to a broader group of executives, including any individual who serves as our chairman and chief executive officer or chief financial officer at any time after January 1, 2018, plus any executive who is among our three most highly compensated executive officers for any fiscal year beginning with 2018. As a result of these changes made to Section 162(m) and to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we anticipate that some of the compensation that we provide to our executive officers may not be deductible in the future.

Clawbacks – Executive Compensation Reimbursement Policy

The PCC has implemented a requirement that executive officers who receive payments of performance-based awards (annual or long-term incentive awards, stock-based awards, and any other form of cash or equity compensation other than salary) must, upon request of the PCC, reimburse us for those payments where, (1) the payments were based on the achievement of certain financial results during a specified performance period; (2) the financial results were subsequently subject to a material restatement; and (3) the restatement resulted from material noncompliance with financial reporting requirements under applicable laws. In addition, every award agreement provides for reimbursement, in the PCC’s discretion, when an executive officer has direct knowledge of conduct that is materially adverse to our company, including conduct that could warrant dismissal or is a violation of our Guiding Principles code of conduct, or any law, regulation or listing standard, regardless of whether we learn of the conduct before or after the executive officer’s termination of employment. In those circumstances, we may obtain reimbursement, or “clawback,” of any amount by which the payment of the award to the executive officer exceeds the lower payment that would otherwise have been made to the executive officer based on the restated financial results, or an amount equal to the financial, reputational or other harm incurred by our company as a result of the materially adverse conduct. If the clawback arises from a material restatement of our financial results, we will not seek reimbursement of payments of awards where the payment was made more than three years before the occurrence of the restatement. If the clawback relates to knowledge of materially adverse conduct, there is no time limit imposed in the award agreements on our reimbursement rights. These requirements are incorporated into the amended Combined Incentive Compensation Plan that was approved by stockholders in 2020.

The PCC believes that implementing this reimbursement requirement for all awards issued under our various incentive plans, including our Combined Incentive Compensation Plan, is important to help ensure that our executive officers continuously monitor and maintain the accuracy of our reported financial results and comply with all regulations and our code of conduct. Further, the PCC believes that this reimbursement requirement aligns our executive officers’ compensation with our interests in ensuring full compliance with financial reporting requirements to which we are subject as a public company and our commitment to conduct business in compliance with all legal requirements and our Guiding Principles. We believe the reimbursement requirement will further align our executive compensation programs with our core compensation philosophy and objectives by tying payments on performance awards and annual incentive compensation to actual achieved financial results of our company and our culture of compliance. This will further serve our long-term objective of aligning compensation of our executive officers with the interests of our stockholders.

Prohibition on Hedging and Pledging

We have a policy that prohibits all directors, officers and employees from entering into transactions that hedge or pledge our company’s securities. Without limitation, the prohibition on hedging includes the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our company’s securities.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table reflects information concerning compensation awarded to, earned by or paid to our chairman and chief executive officer, chief financial officer and other named executive officers during fiscal years 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
Kevin J. Wheeler Chairman, President and Chief Executive Officer	2020 2019 2018	$868,958 930,000 700,000	$0 0 0	$1,320,025 857,931 588,124	$1,320,016 858,007 588,013	$1,347,000 845,000 1,123,000	$142,120 165,335 0	$176,632 152,165 253,837	$5,174,751 3,808,438 3,252,974

Charles T. Lauber(7) Executive Vice President and Chief Financial Officer	2020 2019	506,250 458,333	0 0	300,333 232,016	300,291 232,043	435,000 291,000	111,537 128,766	89,593 79,363	1,743,004 1,421,521

Ajita G. Rajendra(8) Executive Chairman	2020 2019 2018	300,000 900,000 1,006,667	0 0 0	1,250,081 1,250,079 1,154,912	1,250,016 1,249,979 1,154,983	1,378,000 2,016,000 3,284,000	1,130,299 581,924 142.445	108,262 152,537 154,072	5,416,658 6,150,519 6,897,079

James F. Stern Executive Vice President, General Counsel and Secretary	2020 2019 2018	525,000 543,000 527,000	0 0 0	250,737 242,652 230,982	250,785 242,546 231,026	574,000 466,000 753,000	542,832 552,778 75.872	86,698 81,486 81,542	2,230,052 2,128,462 1,899,422

Mark A. Petrarca Sr. Vice President - Human Resources and Public Affairs	2020 2019 2018	453,750 470,000 456,000	0 0 0	164,897 160,121 151,930	165,017 160,037 151,764	412,000 348,000 576,000	617,687 656,899 0	74,844 73,011 72,476	1,888,195 1,868,068 1,408,170

David R. Warren Senior Vice President; President and General Manager – North America Water Heating	2020	421,875	0	197,961	197,980	469,000	163,521	66,705	1,517,042

1	Includes amounts earned in 2020, even if deferred. Amounts reflect voluntary salary reduction implemented for the period May 1, 2020, to October 1, 2020.

2

The amounts included in the “Stock Awards” column are the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 11 to our 2020 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

3

The amounts included in the “Option Awards” column are the aggregate grant date fair value of stock options granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 11 to our 2020 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

4

Reflects the annual incentive bonus for 2020 and performance units for the period 2018 to 2020, which, respectively, for each named executive officer is as follows: Mr. Wheeler, $903,000 and $444,000; Mr. Lauber, $293,000 and $142,000; Mr. Rajendra, $279,000 and $1,099,000; Mr. Stern, $291,000 and $283,000; Mr. Petrarca, $226,000 and $186,000; and Mr. Warren, $323,000 and $146,000.

5

Reflects the change in pension value for each named executive officer. As permitted by SEC rules, the amount shown for each executive reflects the net change in the actuarial present value of his pension benefit under these plans.

6	Additional information regarding other compensation as provided in the “Components of 2020 All Other Compensation” Table below.

7	Mr. Lauber was promoted to Executive Vice President and Chief Financial Officer effective May 1, 2019.

8	Mr. Rajendra retired as Executive Chairman on May 1, 2020. Mr. Rajendra’s base salary and bonus reflect his actual earnings for the time worked during 2020 until his retirement.

COMPONENTS OF 2020 ALL OTHER COMPENSATION

Name	Company Contributions to Retirement and 401(k) Plans ($)[1]	Dividends on Restricted Stock and Stock Units ($)[2]	Perquisite Allowance ($)[3]	Other ($)[4]	Total ($)
Kevin J. Wheeler	$80,330	$50,571	$40,000	$5,731	$176,632

Charles T. Lauber	39,660	12,028	35,000	2,905	89,593

Ajita G. Rajendra	16,223	69,912	20,000	2,127	108,262

James F. Stern	28,150	13,801	40,000	4,747	86,698

Mark A. Petrarca	25,490	9,151	35,000	5,203	74,844

David R. Warren	36,780	9,242	16,800	3,883	66,705

[1]

Amounts shown are company 401(k) plan matching contribution and contribution to the A. O. Smith Non-qualified Deferred Compensation Plan. For 2020, each officer received a $9,975 company 401(k) plan matching contribution except for Mr. Rajendra who received a $7,673 company 401(k) plan matching contribution, an $8,550 company 401(k) plan nonmatching contribution and the following Non-qualified Deferred Compensation Plan contributions: Mr. Wheeler, $61,805; Mr. Lauber, $21,135; Mr. Rajendra, $0; Mr. Stern, $9,625; Mr. Petrarca, $6,965; and Mr. Warren, $18,255.

[2]

Dividends on deferred restricted stock and restricted stock units are credited to the executive officer’s account in the A. O. Smith Non-qualified Deferred Compensation Plan, except those earned by Mr. Rajendra, which were paid in cash following his retirement.

[3]

Executive officers receive a single perquisite allowance, as discussed in greater depth in the “Executive Perquisites” section of the Compensation Discussion and Analysis. Mr. Rajendra’s annual allowance was prorated for the portion of the year that he worked for us.

[4]	Amounts shown include payments for life insurance premiums for all named executive officers, executive physicals, if taken, and spousal travel to one Board meeting.

GRANTS OF PLAN-BASED AWARDS

The table below reflects the plan-based awards made under the Combined Incentive Compensation Plan to each of the named executive officers during 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	All Other Option Awards: Number of Securities Under- lying Options (#)[2]	Exercise or Base Price of Option Awards ($/Sh) ($)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin J. Wheeler	2/10/2020	(5)	$0	$1,164,000	$2,328,000	N/A	N/A	N/A
	2/10/2020	(6)	680,000	1,360,000	2,720,000
	2/10/2020									161,985	$42.390	$1,320,016
	2/10/2020								31,140			1,320,025

Charles T. Lauber	2/10/2020	(5)	0	378,000	756,000	N/A	N/A	N/A
	2/10/2020	(6)	154,750	309,500	619,000
	2/10/2020									36,850	42.390	300,291
	2/11/2019								7,085			300,333

Ajita G. Rajendra	2/10/2020	(5)	0	360,000	720,000	N/A	N/A	N/A
	2/10/2020									153,395	42.390	1,250,016
	2/10/2020								29,490			1,250,081

James F. Stern	2/10/2020	(5)	0	375,200	750,400	N/A	N/A	N/A
	2/10/2020	(6)	125,000	250,000	500,000
	2/10/2020									30,775	42.390	250,785
	2/10/2020								5,915			250,737

Mark A. Petrarca	2/10/2020	(5)	0	290,400	580,800	N/A	N/A	N/A
	2/10/2020	(6)	82,500	165,000	330,000
	2/10/2020									20,250	42.390	165,017
	2/10/2020								3,890			164,897

David R. Warren	2/10/2020	(5)	0	301,500	580,800	N/A	N/A	N/A
	2/10/2020	(6)	102,000	204,000	408,000
	2/10/2020									24,295	42.390	197,980
	2/10/2020								4,670			197,961

1

Shows the number of restricted stock units granted to each named executive officer in 2020 under the Combined Incentive Compensation Plan. Restricted stock units vest on February 10, 2023, except in the event of dismissal or voluntary resignation prior to vesting, if not retirement eligible. The grant date fair value of these awards was $42.390 for the February 10, 2020, grant per restricted stock unit, based upon the average of the highest and lowest price on the date of grant. Dividends on restricted stock and restricted stock units are credited to the named executive officer’s account in the A. O. Smith Non-qualified Deferred Compensation Plan.

2

Shows the number of stock options granted to each named executive officer in 2020 under the Combined Incentive Compensation Plan. Options vest and become exercisable in three equal installments. For options granted on February 10, 2020, they partially vest beginning February 10, 2021, one year after the grant date. Vested options may be exercised within 90 days of voluntary termination.

3	The exercise price is the average of the highest and lowest price on the effective date of grant.

4

The value of the restricted stock units and stock option awards are the aggregate grant date fair value of restricted stock units and stock options granted during a year calculated in accordance with FASB ASC Topic 718.

5	Amounts reflect the threshold, target, and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan for annual incentive bonus for 2020.

6

Amounts reflect the threshold, target and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan as performance units for the period 2020 to 2023. Performance units have a value of $100 per unit at time of grant. The actual value of performance units is dependent upon ROIC performance over the three-year vesting period, as more fully explained under “Compensation Discussion and Analysis – Long-Term Incentive Compensation.”

No named executive officer at our company has an employment agreement for a specific period of time. Rather, all executives serve at the pleasure of the Board. Each named executive officer participates in the Senior Leadership Severance Plan. See the discussion entitled, “Employment Contracts, Termination of Employment and Change in Control Arrangements” for additional information.

Further, Mr. Rajendra had a pension agreement, which is reviewed in the discussion following the “Pension Benefits” Table.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

The table below reflects all outstanding equity awards made under the Combined Incentive Compensation Plan to each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Kevin J. Wheeler	19,900	0	0	$23.235	02/10/24	5,880	$322,341	0	0
	19,220	0		30.765	02/09/25	3,915	214,620
	22,200	0		31.670	02/08/26	17,360	951,675
	14,675	0		50.160	02/13/27	31,140	1,707,094
	16,290	8,145		61.760	02/12/28
	11,170	5,585		57.465	09/01/28
	26,414	52,826		49.420	02/11/29
	0	161,985		42.390	02/10/30

Charles T. Lauber	2,933	0	0	31.670	02/08/26	1,870	102,513	0	0
	7,590	0		50.160	02/13/27	2,670	146,369
	5,183	2,592		61.760	02/12/28	1,900	104,158
	4,064	8,126		49.420	02/11/29	7,085	388,399
	2,995	5,990		52.680	05/01/29
	0	36,850		42.390	02/10/30

Ajita G. Rajendra	105,730	0	0	30.765	02/09/25	18,700	1,025,134	0	0
	124,010	0		31.670	02/08/26	25,295	1,386,671
	79,700	0		50.160	02/13/27	29,490	1,616,641
	51,827	25,913		61.760	02/12/28
	38,480	76,960		49.420	02/11/29
	0	153,395		42.390	02/10/30

James F. Stern	21,260	0	0	30.765	02/09/25	3,740	205,026	0	0
	23,040	0		31.670	02/08/26	4,910	269,166
	15,180	0		50.160	02/13/27	5,915	324,260
	10,367	5,183		61.760	02/12/28
	7,467	14,933		49.420	02/11/29
	0	30,775		42.390	02/10/30

Mark A. Petrarca	16,020	0	0	30.765	02/09/25	2,460	134,857	0	0
	17,390	0		31.670	02/08/26	3,240	177,616
	11,005	0		50.160	02/13/27	3,890	213,249
	6,810	3,405		61.760	02/12/28
	4,927	9,853		49.420	02/11/29
	0	20,250		42.390	02/10/30

David R. Warren	1,714	0		23.235	02/10/24	1,925	105,528	0	0
	3,492	0		30.765	02/09/25	3,740	205,026
	5,710	0		31.670	02/08/26	4,670	256,009
	3,755	0		50.160	02/13/27
	5,330	2,665		61.760	02/12/28
	5,689	11,376		49.420	02/11/29
		24,295		42.390	02/10/30

1.

Mr. Wheeler will have the right to exercise an option for 8,145 shares at the exercise price of $61.760 on February 12, 2021; 5,585 shares at the exercise price of $57.465 on September 1, 2021; 26,413 shares at the exercise price of $49.420 on February 11, 2021; 26,413 shares at the exercise price of $49.420 on February 11, 2022; 53,995 shares at the exercise price of $42.39 on February 10, 2021; 53,995 shares at the exercise price of $42.39 on February 10, 2022; and 53,995 shares at the exercise price of $42.39 on February 10, 2023. Mr. Lauber will have the right to exercise an option for 2,592 shares at the exercise price of $61.760 on February 12, 2021; 4,063 shares at the exercise price of $49.420 on February 11, 2021; 4,063 shares at the exercise price of $49.420 on February 11, 2022; 2,995 shares at the exercise price of $52.680 on May 1, 2021; 2,995 shares at the exercise price of $52.680 on May 1, 2022; 12,284 shares at the exercise price of $42.39 on February 10, 2021; 12,283 shares at the exercise price of $42.39 on February 10, 2022; and 12,283 shares at the exercise price of $42.39 on February 10, 2023. Mr. Rajendra will have the right to exercise an option for 25,913 shares at the exercise price of $61.760 on February 12, 2021; 38,480 shares at the exercise price of $49.420 on February 11, 2021; 38,480 shares at the exercise price of $49.420 on February 11, 2022; 51,132 shares at the exercise price of $42.39 on February 10, 2021; 51,131 shares at the exercise price of $42.39 on February 10, 2022; and 51,132 shares at the exercise price of $42.39 on February 10, 2023. Mr. Stern will have the right to exercise an option for 5,183 shares at the exercise price of $61.760 on February 12, 2021; 7,466 shares at the exercise price of $49.420 on February 11, 2021; 7,467 shares at the exercise price of $49.420 on February 11, 2022; 15,236 shares at the exercise price of $42.39 on February 10, 2021; 15,236 shares at the exercise price of $42.39 on February 10, 2022; and 15,236 shares at the exercise price of $42.39 on February 10, 2023. Mr. Petrarca will have the right to exercise an option for 3,405 shares at the exercise price of $61.760 on February 12, 2021; 4,926 shares at the exercise price of $49.420 on February 11, 2021; 4,927 shares at the exercise price of $49.420 on February 11, 2022; 6,750 shares at the exercise price of $42.39 on February 10, 2021; 6,750 shares at the exercise price of $42.39 on February 10, 2022; and 6,750 shares at the exercise price of $42.39 on February 10, 2023. Mr. Warren will have the right to exercise an option for 2,665 shares at the exercise price of $61.760 on February 12, 2021; 5,688 shares at the exercise price of $49.420 on February 11, 2021; 5,688 shares at the exercise price of $49.420 on February 11, 2022; 8,099 shares at the exercise price of $42.39 on February 10, 2021; 8,098 shares at the exercise price of $42.39 on February 10, 2022; and 8,098 shares at the exercise price of $42.39 on February 10, 2023.

2.

Mr. Wheeler will vest in 5,880 restricted stock units on February 12, 2021; 3,915 restricted stock units on September 1, 2021; 17,360 restricted stock units on February 11, 2022; and 31,140 restricted stock units on February 10, 2023. Mr. Lauber will vest in 1,870 restricted stock units on February 12, 2021; 2,670 restricted stock units on February 11, 2022; 1,900 restricted stock units on May 1, 2022; and 7,085 restricted stock units on February 10, 2023. Mr. Rajendra will vest in 18,700 restricted stock units on February 12, 2021; 25,295 restricted stock units on February 11, 2022; and 29,490 restricted stock units on February 10, 2023. Mr. Stern will vest in 3,740 restricted stock units on February 12, 2021; 4,910 restricted stock units on February 11, 2022; and 5,915 restricted stock units on February 10, 2023. Mr. Petrarca will vest in 2,460 restricted stock units on February 12, 2021; 3,240 restricted stock units on February 11, 2022; and 3,890 restricted stock units on February 10, 2023. Mr. Warren will vest in 1,925 restricted stock units on February 12, 2021; 3,740 restricted stock units on February 11, 2022; and 4,670 restricted stock units on February 10, 2023.

3.	Market value determined by the NYSE closing market price of $54.82 on December 31, 2020, the last trading day of the fiscal year.

OPTION EXERCISES AND STOCK VESTED

The following table provides information related to options exercised and stock vested for each of the named executive officers during fiscal year 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Kevin J. Wheeler	0	$0	3,815	$167,707

Charles T. Lauber	0	0	1,975	86,821

Ajita G. Rajendra	368,900	13,062,642	20,725	911,071

James F. Stern	0	0	3,945	173,422

Mark A. Petrarca	0	0	2,860	125,726

David R. Warren	0	0	975	42,861

[1]	Based on NYSE closing price of the Common Stock on the vesting date.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Kevin J. Wheeler	A. O. Smith Retirement Plan	20.12	$1,062,412	$0

Charles T. Lauber	A. O. Smith Retirement Plan	15.07	752,725	0

Ajita G. Rajendra	A. O. Smith Retirement Plan Executive Supplemental Pension Plan Special Pension Arrangement	9.92 15.25	533,799 — 1,300,719	19,754 9,591,604 56,667

James F. Stern	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	7.59 13.59	375,104 2,837,538	0

Mark A. Petrarca	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	15.57 21.57	759,404 3,321,395	0

David R. Warren	A. O. Smith Retirement Plan	22.13	1,035,741	0

We maintained a qualified defined benefit pension plan, the A. O. Smith Retirement Plan, for all eligible salaried employees that was closed to new entrants in 2010. Credited service was determined as of December 31, 2014, when the plan was frozen. The plan provides a monthly retirement benefit at normal retirement age equal to 1.1% of five-year final average pay, plus 0.5% of five-year final average pay in excess of Social Security compensation multiplied by credited service up to a 40-year maximum. Average annual pay includes base salary and 50% of annual bonus. Benefit accruals under the A. O. Smith Retirement Plan ceased as of December 31, 2014. In its place, we provide a nonelective company contribution under the A. O. Smith Retirement Security Plan, which is our 401(k) plan.

We also maintain the A. O. Smith Corporation Executive Supplemental Pension Plan to provide benefits to an executive whose benefits in the A. O. Smith Retirement Plan are subject to limitations under the Internal Revenue

Code and to take into account 100% of an executive’s annual incentive bonus. The Executive Supplemental Pension Plan provides a benefit equivalent to 1.65% of the executive’s five-year final average pay times years of credited service up to a 40-year maximum, less the benefit provided from the A. O. Smith Retirement Plan. In July 2010, the PCC decided to continue the existing Executive Supplemental Pension Plan for all executive officers participating at that time, which includes Messrs. Rajendra, Stern and Petrarca. Its decision, however, reduces the final retirement benefit for affected executives by the amount of the monthly benefit that was lost when the A. O. Smith Retirement Plan stopped accruing benefits on December 31, 2014. Executives hired or promoted to a qualifying position after July 2010 do not participate in the defined benefit Executive Supplemental Pension Plan. Instead, they participate in a defined contribution restoration plan that will provide a 3% contribution under the A. O. Smith Non-qualified Deferred Compensation Plan per year of pay (base salary plus annual bonus) based on compensation above the Internal Revenue Service limit. Mr. Stern and Mr. Petrarca participate in the Executive Supplemental Pension Plan. Mr. Wheeler, Mr. Lauber, and Mr. Warren participate in the defined contribution restoration plan. Mr. Rajendra retired in 2020 and commenced his qualified pension from the A. O. Smith Retirement Plan in May 2020. He received his lump-sum benefit from the Executive Supplemental Pension Plan and commenced benefits from his special pension arrangement in November 2020.

The normal retirement age under the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan for Mr. Rajendra was 66. For Messrs. Wheeler, Lauber, Stern, Petrarca, and Warren the normal retirement age is 67. Each plan provides for early retirement as early as age 57 and 10 years of service but with reductions in the normal retirement benefit. The reductions for benefits provided by the A. O. Smith Retirement Plan are equal to 6.67% per year between the age at retirement and the executive’s normal retirement age less three years (also called the unreduced retirement age). Mr. Wheeler, Mr. Lauber, Mr. Stern, and Mr. Petrarca are currently eligible for early retirement. If an executive retires early, the single lump-sum amount to be paid from the Executive Supplemental Pension Plan is calculated based upon the unreduced benefit commencing at the unreduced retirement age discounted for interest between the unreduced retirement age and executive’s age at early retirement using the after-tax yield on the Bloomberg Barclays Capital U.S. Corporate Index. Executives terminating before age 57 and 10 years of service with a vested benefit receive a single lump-sum amount from the Executive Supplemental Pension Plan calculated in the same manner as for early retirement, except the benefit is based upon the unreduced benefit commencing at the executive’s normal retirement age, discounted for interest between the executive’s normal retirement age and the executive’s age at termination.

The “Present Value of Accumulated Benefit” set forth in the table above is based on assumptions and valuation dates that are the same as those used for the valuation of pension liabilities in the company’s most recent Annual Report. Retirement age under the A. O. Smith Retirement Plan and the Supplemental Executive Retirement Plan is assumed to be the earliest age that an executive can retire with an unreduced benefit, which is age 64 for all executives. Mr. Rajendra retired in 2020. Post-retirement mortality rates are based on the Pri-2012 Retiree Mortality Table (no collar variant for the A. O. Smith Retirement Plan and white collar variant for the Supplemental Executive Retirement Plan), including generational improvements using scale MP2020. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.

The A. O. Smith Retirement Plan pays benefits in the form of a single life retirement annuity. Optional forms of annuity payment are available on an actuarially equivalent basis. The retirement benefit under the Executive Supplemental Pension Plan is paid as a single lump-sum to the executive upon retirement. The lump-sum amount is calculated by determining the amount necessary (on an after-tax basis to the executive) to purchase a commercial annuity that will provide a monthly amount equivalent to the after-tax amount the executive would receive if the monthly pension would be paid directly by us. To calculate the “Present Value of Accumulated Benefit” for the benefit under the Executive Supplemental Pension Plan, assumptions are made regarding the executive’s tax rate at retirement and post-retirement tax rate and an annuity purchase interest rate (currently 2.0%). As an offset to a portion of the lump-sum payment obligation to the executive, we may transfer life insurance policies to the executive valued at the cash surrender value of the life insurance policies.

We do not have a policy to grant extra years of service. One named executive had a special arrangement negotiated upon his employment with us. Mr. Rajendra is receiving a payment of $85,000.00 per year which commenced on November 1, 2020. Under this arrangement, the company provides semimonthly payments of $3,541.67 to Mr. Rajendra for the balance of his life. Payments are treated as taxable wages for FICA purposes. Mr. Rajendra’s benefit is in addition to the benefits provided by the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan. This agreement was granted in order to compensate Mr. Rajendra for benefits forfeited from his prior employer upon termination.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2020 ($)	Registrant Contributions in 2020 ($)[1]	Aggregate Earnings in 2020 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2020 ($)
Kevin J. Wheeler	$0	$112,376	$115,078	$0	$2,532,718

Charles T. Lauber	0	33,163	12,076	0	159,160

Ajita G. Rajendra	1,158,000	0	99,303	0	5,409,830

James F. Stern	188,000	23,426	541,951	0	3,968,581

Mark A. Petrarca	0	16,116	48,059	0	409,556

David R. Warren	0	27,497	2,352	0	76,119

[1]	All registrant contributions under the A. O. Smith Non-qualified Deferred Compensation Plan in 2020 are also reported in the “Summary Compensation Table.”

Each executive has an account in the A. O. Smith Non-qualified Deferred Compensation Plan, which each year is credited with supplemental company contributions and notional dividend equivalents on restricted stock and restricted stock units. The executive’s account is a bookkeeping entry only. Amounts credited to the executive’s account are credited with gains and losses each month based on the executive’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the executive’s account. The current funds available for a crediting election are: Fidelity VIP Money Market Division, PIMCO VIT Total Return Division, Principal LifeTime 2010 Division, Principal LifeTime 2020 Division, Principal LifeTime 2030 Division, Principal LifeTime 2040 Division, Principal LifeTime 2050 Division, Principal LifeTime 2060 Division, Principal LifeTime Strategic Income Division, Principal Global Investors – Equity Income Division,Vanguard VIF Balanced Division, MFS Growth Division, Vanguard VIF Equity Index Division, Vanguard VIF Mid Cap Index Division, American Century VP Mid Cap Value Division, American Funds Ins Series International Fund Division, Principal Bond Market Index Division, Janus Henderson Enterprise Division, Goldman Sachs VIT Small Cap Equity Insights Division, Calvert VP Russell 2000 Small Cap Index Division and A. O. Smith Stable Value Fund.

The Non-qualified Deferred Compensation Plan also allows executives to defer payment of all or a part of their base salary, annual incentive bonus or restricted stock units to a future date. Deferred amounts are credited to the executive’s account in the Non-qualified Deferred Compensation Plan, and gains and losses on the deferred amounts are credited in the same manner as described above for supplemental company contributions and notional dividend equivalents, except that deferrals of restricted stock units are deemed invested in shares of our Common Stock for purposes of determining gains and losses, and dividend equivalents on such restricted stock units are credited in the form of additional restricted stock units.

Executives are eligible to receive payment of amounts in their accounts under the Non-qualified Deferred Compensation Plan beginning upon termination of employment (six months after termination in the case of the amounts credited to accounts on or after January 1, 2005).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE IN CONTROL ARRANGEMENTS

We have a Senior Leadership Severance Plan, in which all of the named executive officers participate. The Board implemented the Senior Leadership Severance Plan to establish financial protection for our executives upon various employment termination scenarios, including a change in control of our company. We believe the Senior Leadership Severance Plan assists in retention of executives and provides a more attractive compensation package when recruiting key talent. Furthermore, instead of negotiating individual separation arrangements upon a termination, the Board can ensure consistent and equitable treatment for all executives through the Senior Leadership Severance Plan.

The Senior Leadership Severance Plan provides that each named executive officer will receive severance benefits upon a “Qualifying Termination” and provides for vesting of certain equity awards upon a “Change in Control.” Under the Senior Leadership Severance Plan:

•	A “Qualifying Termination” is an involuntary termination of employment without “Cause” or a voluntary termination of employment with “Good Reason.”

•

“Cause” means any of the following: conviction or plea of nolo contendere to a felony or crime involving moral turpitude; the executive’s willful and continuing refusal to substantially perform his duties; the executive engages in conduct that constitutes willful gross neglect or willful gross misconduct, or any other material breach of the Confidentiality and Loyalty Agreement by the executive.

•

“Good Reason” means any of the following, without the executive’s consent: our company materially reduces the executive’s base salary; our company requires the executive to be based at a location in excess of 50 miles from his principal job location; material diminution in the executive’s title, authority, duties or responsibilities; the failure of our company or its business unit, as applicable, to obtain the written commitment of a purchaser of substantially all assets of our company or the business unit, to be bound to the terms of the Senior Leadership Severance Plan; or any action or inaction by our company that constitutes a material breach of the Senior Leadership Severance Plan.

•

A “Change in Control” is deemed to have occurred upon: the acquisition of 50% or more of our company’s or relevant business unit’s capital stock entitled to vote in the election of directors (other than acquisitions by certain members of the Smith family); a majority of the members of the Board of Directors of our company as of August 1, 2009, (or succeeding directors elected or nominated by 2/3 of the existing directors) ceasing to be continuing directors at any time; or the consummation of a reorganization, merger, or consolidation resulting in a change in ownership with respect to 50% or more of the relevant entity’s voting securities, or a sale or other disposition of more than 40% of our company’s or the relevant business unit’s assets.

In order to be covered by the Senior Leadership Severance Plan, named executive officers must sign a noncompete, non-solicitation, assignment of inventions and confidentiality agreement. In order to receive severance benefits, the named executive officers must sign a release of all claims against our company and its affiliates.

The Senior Leadership Severance Plan had an irrevocable term through July 31, 2013, and automatically renews for successive one-year periods. The Plan will automatically renew for two years upon a Change in Control.

In the event of a Qualifying Termination, Mr. Wheeler will receive 24 months of continuation of pay. Messrs. Lauber, Stern, Petrarca and Warren will receive continuation of pay for 18 months. The continuation of pay will be equal to the executive’s annual salary and target bonus during the year of termination. Each named executive officer will also receive within 2-1/2 months after the end of the year in which the termination occurred a lump-sum payment of the actual bonus based on performance that would have been payable for the year of termination adjusted on a pro rata basis based on days employed during the bonus plan year. Each named executive officer will also receive medical benefit continuation and outplacement (capped at 25% of the executive’s annual base salary) through the Severance Period (the period during which the executive receives salary continuation).

Upon a Qualifying Termination without a Change in Control, long-term incentive awards are treated as follows: (i) any unvested or unearned long-term incentive awards that were granted during the calendar year of the termination date will be forfeited; (ii) unvested stock options become vested on a pro rata basis; (iii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time that were granted in any calendar year before the termination become vested on a pro rata basis; and (iv) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals will be paid at the end of the actual performance period on a pro rata basis based on actual performance.

Upon a Qualifying Termination within two years following a Change in Control, the named executive officers will be eligible for an enhanced benefit. The named executive officers, other than Mr. Wheeler, will receive a lump-sum severance payment equal to 15 months of base salary and target bonus, and a lump-sum payment equal to 9 months of base pay and target bonus in consideration for the noncompete provisions. Mr. Wheeler will receive a lump-sum payment equal to 24 months of base salary and target bonus, and a lump-sum payment equal to 12 months of base pay and target bonus in consideration for the noncompete provisions. Each named executive officer will also receive a lump-sum payment of the target bonus that would have been payable for the year of termination adjusted on a pro rata basis based on days employed during the bonus plan year. The named executive officers also will be eligible to receive continued medical and outplacement benefits during the Severance Period.

Furthermore, upon a Change in Control, long-term incentive awards are treated as follows: (i) unvested stock options become fully vested; (ii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time become fully vested; and (iii) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals are paid out at the target amount, adjusted on a pro rata basis based on the time the executive was employed during the relevant performance period. However, if the Change in Control is the result of a sale of our company’s or a relevant business unit’s assets, then the executive will only receive such treatment with respect to his long-term incentive awards if the executive experiences a Qualifying Termination within 24 months of such Change in Control.

We will reimburse the named executive officer for excise tax liability resulting from payments received in connection with his termination following a Change in Control if the executive’s Parachute Payments (as defined under Internal Revenue Code Section 280G) exceed the officer’s safe harbor (as defined under Internal Revenue Code Section 280G) by more than 10%. The company will cap the executive’s total payment if his total net benefit is less than 110% of the executive’s respective safe harbor amount, which we refer to as “Effect of Modified Gross-up Provision” in the table below.

Set forth below are tables showing payments and benefits to each named executive officer upon a Qualifying Termination or a Change in Control and a Qualifying Termination under the Senior Leadership Severance Plan.

We list the estimated amount of compensation payable to each of our named executive officers in each situation in the tables below assuming that a Qualifying Termination or Change in Control and Qualifying Termination occurred at December 31, 2020, and that our Common Stock had a value of $54.82, which was the closing market price for our Common Stock on December 31, 2020. The actual amount of payments and benefits can only be determined at the time of such a Qualifying Termination or Change in Control, and therefore the actual amounts would vary from the estimated amounts in the tables below.

Payments Resulting From A Qualifying Termination

December 31, 2020

Name	Severance	Pro rata Bonus[1]	Stock Options	Restricted Stock Units	Performance Units[2]	Medical Coverage[3]	Outplacement[4]	Total
Kevin J. Wheeler	$4,268,000	$903,000	$4,523,494	$3,195,732	$1,488,000	$27,048	$242,500	$14,647,774

Charles T. Lauber	1,377,000	294,000	209,384	741,440	337,000	6,615	135,000	3,100,439

James F. Stern	1,402,800	291,000	463,173	798,453	537,000	19,110	140,000	3,651,536

Mark A. Petrarca	1,161,600	226,000	346,064	525,724	351,000	13,720	121,000	2,745,108

David R. Warren	1,127,250	323,000	25,598	224,960	255,000	18,867	112,500	2,087,175

[1]	Upon a Qualifying Termination or retirement, pro rata bonus is based upon actual performance. The amounts in the table are based on the actual bonus for 2020.

[2]

Upon a Qualifying Termination, payout is based upon actual performance. The amounts in the table assume the 2018-2020 award will pay out at 118.7% of target and awards for other performance periods will pay out at target.

[3]	Calculated based on the employer-paid portion of medical and dental insurance for the Severance Period.

[4]	Calculated at the maximum under the Senior Leadership Severance Plan, 25% of the named executive officer’s base salary.

Payments Resulting From A Change In Control

And Qualifying Termination Of Employment

December 31, 2020

Name	Severance	Pro rata Bonus	Stock Options	Restricted Stock Units	Performance Units	Medical Coverage[1]	Outplace- ment[2]	Effect of Modified Gross-up Provision[3]	Excise Tax Gross-up	Total
Kevin J. Wheeler	$6,402,000	$1,164,000	$2,298,734	$3,195,732	$1,416,000	$40,572	$242,500	$0	$6,421,544	$21,181,082

Charles T. Lauber	1,836,000	378,000	514,745	741,440	314,000	8,820	135,000	(4,406)	0	3,923,599

James F. Stern	1,870,400	375,200	463,171	798,453	492,000	25,480	140,000	0	0	4,164,704

Mark A. Petrarca	1,548,800	290,400	304,914	525,724	325,000	18,294	121,000	0	0	3,134,132

David R. Warren	1,503,000	301,500	363,417	306,444	319,000	25,156	112,500	(153,615)	0	2,777,402

[1]	Calculated based on the employer paid portion of medical and dental insurance for the Severance Period.

[2]	Calculated at the maximum under the Senior Leadership Severance Plan, 25% of the named executive officer’s base salary.

[3]	Reflects the amount by which payments to an executive will be reduced so that the executive is not required to pay excise tax.

The A. O. Smith Combined Incentive Compensation Plan allows executives who retire to continue to vest stock options, restricted stock units and performance awards on their original vesting schedule. Upon an executive’s retirement, outstanding stock options receive an accelerated expiration of the earlier of the original expiration date or five years from the date of retirement. A retiring executive is entitled to receive a pro rata portion of performance units based on the period of his employment during the three-year performance period based on achievement of the performance goals. A retiring executive is also entitled to receive a pro rata portion of annual incentive compensation, based on his period of employment during the performance period and actual performance achieved.

Please refer to the “Pension Benefits” and “Non-qualified Deferred Compensation” Tables above and related narrative for additional information on the present value of accumulated benefits for our named executive officers.

In addition, each of our named executive officers is provided life insurance as discussed in the section, “Executive Life Insurance.” The death benefits payable as of December 31, 2020, are: $2,910,000 for Mr. Wheeler; $1,620,000 for Mr. Lauber; $1,680,000 for Mr. Stern; $1,452,000 for Mr. Petrarca; and $1,350,000 for Mr. Warren. The death benefits payable after retirement are: $970,000 for Mr. Wheeler; $540,000 for Mr. Lauber; $1,060,000 for Mr. Rajendra; $560,000 for Mr. Stern; $484,000 for Mr. Petrarca; and $450,000 for Mr. Warren.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

The Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on the Committee’s review and discussion with management, the Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020.

Bruce M. Smith, Chairperson

William P. Greubel, Committee Member

Paul W. Jones, Committee Member

Dr. Ilham Kadri, Committee Member

PAY RATIO DISCLOSURE

Our philosophy is to pay our employees competitively with similar positions in the applicable labor market. We follow this approach worldwide, whether it be an executive level position or hourly job at a foreign plant. As such, we typically benchmark by position to the applicable labor market every year, and adjust compensation to match the applicable market. By doing so, we believe we maintain a high-quality, more stable workforce. The compensation we paid to the median employee identified below was benchmarked in accordance with this process to verify competitive compensation.

As a result of rules the SEC adopted under the Dodd-Frank Act, we are providing the following disclosure about the ratio of the annual total compensation of our chairman and chief executive officer to the median annual total compensation of our employees. For the year ended December 31, 2020:

•	the median of the annual total compensation of all employees of our company was reasonably estimated to be $22,826;

•	the annual total compensation of our chairman and chief executive officer was $5,174,751; and

•	based on this information, the ratio of the annual total compensation is estimated to be 227:1.

We identified our median employee using a multi-step process that is permitted under the SEC rules. We first examined the annual cash compensation paid to each of our employees during 2020, which we gathered from payroll data. Then, we excluded approximately 510 employees in India, approximately 58 employees in Vietnam and approximately 46 employees in Turkey as allowed under the de minimis exception to the SEC rules. The total numbers of U.S. employees and non-U.S. employees were 4,501 and 9,381, respectively, before taking into account such exclusions and for purposes of calculating such exclusions. We annualized the total cash compensation paid to those employees who commenced work with us during 2020 and therefore did not work for us the entire calendar year. Using this annual cash compensation data, we identified 11 employees whose total cash compensation was closest to the median annual cash compensation, as we believed that our median employee was likely within such group since cash compensation reasonably reflects the total compensation for most of our employee population. We then examined the total compensation of each of the employees within such group, calculated the same way as we calculate total compensation for our named executive officers in the “Summary Compensation” Table, to select our median employee whose total compensation is disclosed above. The median employee is a salaried Procurement Specialist at our Nanjing, China plant who in 2020 earned the U.S. dollar equivalent of $22,826, which is competitive pay for this position in China.

ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to vote, on a nonbinding advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement.

As we describe in detail in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement, we have designed our executive compensation programs to drive our long-term success and increase stockholder value. We utilize our executive compensation programs to provide competitive compensation that will attract and retain our named executive officers, encourage our named executive officers to perform at their highest levels by linking compensation with financial and performance milestones and directly align our executive compensation with stockholders’ interests through the use of equity-based incentive awards.

The Personnel and Compensation Committee has overseen the development and implementation of our executive compensation programs in line with these core compensation principles. The Personnel and Compensation Committee also continuously reviews, evaluates and updates our executive compensation programs to help ensure that we provide competitive compensation that motivates our named executive officers to perform at their highest levels, while increasing long-term value to our stockholders. With these core compensation principles in mind, the Personnel and Compensation Committee took the following compensation actions in 2020 to align our programs with stockholder interests:

•	maintained the structure of our compensation programs and incentive awards generally to provide compensation at targeted levels based on benchmark studies;

•	conducted an annual risk assessment with respect to our executive compensation program; and

•	maintained the maximum cap in our annual incentive compensation plan at 200% of target, which aligns with market practices and rewards management for building extraordinary value for stockholders.

We believe the Personnel and Compensation Committee’s compensation actions, like those described above, demonstrate our continued commitment to align our executive compensation with stockholders’ interests, while providing competitive compensation to attract, motivate and retain our named executive officers and other key talent. We will continue to review and adjust our executive compensation programs with these goals in mind to help ensure the long-term success of our company and generate increased long-term value to our stockholders.

The Board of Directors requests the support of our stockholders for the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion in this Proxy Statement. This advisory vote on the compensation of our named executive officers gives our stockholders another means to make their opinions known on our executive compensation programs. For the reasons we discuss above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the ‘Compensation Discussion and Analysis’ section and compensation tables and narrative discussion contained in this Proxy Statement.”

This vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Personnel and Compensation Committee. Although the outcome of this advisory vote on the compensation of our named executive officers is nonbinding, the Personnel and Compensation Committee and the Board of Directors will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board, to oversee the activities of our internal audit function, to appoint the independent registered public accounting firm and to report the results of the Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and Ernst & Young LLP (the independent registered public accounting firm) is responsible for auditing and reporting on those financial statements and our internal control structure. The Committee reviewed and discussed with management and the independent registered public accounting firm our audited financial statements as of and for the year ended December 31, 2020.

The Audit Committee’s roles and responsibilities are set forth in a written Charter adopted by the Board, which is available on our website. We review and reassess the Charter annually, and more frequently as necessary to address any changes in NYSE corporate governance and SEC rules regarding audit committees, and recommend any changes to the Board for approval.

During 2020, the Audit Committee conducted 12 meetings, all except one of which were videoconferences due to the COVID-19 pandemic. The Committee chairperson and other members of the Committee each quarter reviewed and commented on the earnings news release and SEC Form 10-Qs, including the interim statements included therein, and met and discussed our draft Annual Report on SEC Form 10-K with the chief financial officer, general counsel, controller and independent registered public accounting firm prior to filing and public release. In addition, the Committee reviewed and ratified its Charter.

The Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Both the director of internal audit and the independent registered public accounting firm have direct access to the Audit Committee at any time on any issue of their choosing, and the Committee has the same direct access to the director of internal audit and the independent registered public accounting firm. The Committee met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee met separately with the company’s chief financial officer and controller regarding financial reporting, and met separately with the company’s general counsel on compliance matters. The Committee discussed with management the status of pending litigation, taxation and other areas of oversight relating to financial reporting and audit processes as the Committee determined to be appropriate. The Committee also reviewed with the Board and management the company’s ERM program, including specific risk topics that are addressed in presentations to the Board, including information security risk and privacy compliance.

The Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board for the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In addition, the Committee considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. The Audit Committee has procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services. Audit Committee approval is required to exceed the amount of the budget for a particular category of non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, which is later ratified by the full Committee. The Audit Committee concluded the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

During the fiscal year ended December 31, 2020, Ernst & Young LLP was employed principally to perform the annual audit and to render tax services. Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table:

	Year Ended December 31
	2020	2019
Audit Service Fees	$2,065,000	$1,663,500
Audit Related Fees	0	0
Tax Fees	64,296	81,261

Total Fees	$2,129,296	$1,744,761

Audit fees consist of fees for the annual audit of our company’s financial statements and internal controls over financial reporting, reviews of financial statements included in our Form 10-Q and 10-K filings, statutory audits for certain of our company’s foreign locations and other services related to regulatory filings.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC. The Committee appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2021, subject to stockholder ratification, and preliminarily approved its estimated fees for first and second quarter reviews, audit related and tax services.

Gene C. Wulf, Chairperson

Ronald D. Brown, Committee Member

Mark D. Smith, Committee Member

Idelle K. Wolf, Committee Member

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of our company has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for 2021. Representatives of Ernst & Young LLP have been invited to be present at the 2021 Annual Meeting of Stockholders to provide a statement and respond to stockholder questions. Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Ernst & Young LLP as our independent registered public accounting firm. The Board of Directors has itself ratified the Audit Committee’s action. Should such appointment not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of our company and our stockholders.

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee met five times during the year. All but one of its meetings was conducted by videoconference due to the pandemic. The Committee monitored the status of legislation impacting corporate governance and reviewed a governance best practice or SEC topic at two of its meetings. Further, the Committee reviewed and ratified its Charter, which provides that the Committee is responsible for the nomination of directors, review of director independence and compensation committee consultant independence, review of compensation to be paid to directors and our company’s corporate governance practices, especially in light of SEC and NYSE rules. The Nominating and Governance Committee’s roles and responsibilities are set forth in a written

Charter adopted by the Board, which is available on our website, www.aosmith.com. We review and reassess the Charter annually, and more frequently as necessary to address any changes.

As part of its responsibilities, the Committee monitored our corporate governance. It recommended to the Board of Directors updates to the Corporate Governance Guidelines, which the Board adopted. It reviewed the updated version of our code of business conduct, called the “Guiding Principles,” which the Board previously adopted. These and other corporate governance documents, including Committees’ Charters, are available via our website. No waivers were sought or granted from our code of conduct. The Committee also monitored director education programs in which directors participated.

As part of its responsibilities, the Committee oversaw a director search and recruitment process, as a result of which the Committee recommended to the Board the selection of Victoria M. Holt and Michael M. Larsen as new director nominees, pending their election by our stockholders at the Annual Meeting.

The Committee also is responsible for reviewing director compensation. In 2020, the Committee recommended no changes in annual director or committee retainer fees or director stock retainer. Board members, on their own initiative, voluntarily implemented a 25% reduction in director and committee cash retainers. This reduction became effective May 1, 2020, and continued until September 1, 2020.

The Committee reviewed Board Committee member qualifications and independence and made recommendations to the Board on member appointments to Committees. The Committee reviewed the Board’s Committee structure and operations and reported to the Board regarding them, including streamlining committee structure by consolidating certain responsibilities of the Investment Policy Committee into the Personnel and Compensation Committee. Further, the Committee reviewed the independence of compensation consultants and made recommendations to the Personnel and Compensation Committee as to their independence.

At its February 2021 meeting, the Committee reviewed the process implemented by the Board and each Board Committee to review best practices and how they addressed risk oversight, as well as verified that all Committees’ Charters were in place and were reviewed by the Committees. The Committee also conducted at its February 2021 meeting a review of our Financial Code of Ethics, officers’ outside board memberships, minimum qualifications for directors, the process and procedure for stockholder recommendation of director candidates and stockholder communications with the Board. In February 2021, the Committee also conducted an evaluation of its performance and oversaw the evaluation process to ensure that the Board and each of the other Committees performed its own self-evaluation and reported on it to the Board of Directors. The directors also evaluated the performance of each of their fellow directors.

William P. Greubel, Chairperson

Paul W. Jones, Committee Member

Dr. Ilham Kadri, Committee Member

Bruce M. Smith, Committee Member

DATE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 intended to be presented at the 2022 Annual Meeting of Stockholders must be received by us no later than November 4, 2021, to be considered for inclusion in our proxy materials for the 2022 meeting. If a stockholder who otherwise desires to bring a proposal before the 2022 meeting does not notify us of his or her intent to do so on or before January 18, 2022, then the proposal will be untimely, and the proxies will be able to vote on the proposal in their discretion.

March 4, 2021

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

A. O. SMITH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 13, 2021
8:00 a.m. Central Daylight Time (CDT)

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders’ Meeting to be Held on April 13, 2021.

Notice is hereby given that the Annual Meeting of Stockholders of A. O. Smith Corporation will be held on Tuesday, April 13, 2021, at 8:00 a.m. CDT.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report are available at www.proxydocs.com/aos

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before March 30, 2021, to facilitate timely delivery.

Attending the Annual Meeting

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. For the safety and well-being of our stockholders, directors and employees during the COVID-19 pandemic, this year’s Annual Meeting will be held in a virtual format only, via a live webcast. Stockholders will be able to join the meeting via a website where they can listen to the speakers, hear responses to any questions submitted by stockholders and vote their shares electronically. To attend the Annual Meeting and vote electronically at the Annual Meeting, you are required to register in advance by 4:00 p.m. CDT on April 8, 2021. To complete your registration, go to the website www.proxydocs.com/aos and complete the registration process, which includes entering your Control Number. Your Control Number can be found on this Important Notice Regarding the Availability of Proxy Materials or Proxy Card. As part of the registration process, stockholders can submit questions for consideration at the Annual Meeting. Once you have registered, you will receive an email confirming your registration. Approximately one hour prior to the start of the Annual Meeting an email will be sent to the email address you provided during registration which will contain a unique link that you must use to access the virtual Annual Meeting. We recommend that you log in at least fifteen minutes prior to the start of the Annual Meeting. Technical support will be available during the Annual Meeting. Further details will be provided to the stockholders as part of the registration process.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3:

1.	Election of our Directors;

2.	Approval, by nonbinding advisory vote, of compensation for our named executive officers; and

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/aos

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. CDT on April 12, 2021.

•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

To request paper copies of the proxy materials, which include the Proxy Card,

Proxy Statement and Annual Report, please contact us via:

Internet/Mobile - Access the Internet and go to www.investorelections.com/aos. Follow the instructions to log in and order copies.

Telephone - Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email - Send us an email at paper@investorelections.com with “aos Materials Request” in the subject line. The email must include:

•	The 11-digit Control Number located in the box in the upper right-hand corner on the front of this Notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery, you must include your email address.

•

If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last four digits of your Social Security Number or Tax Identification Number in the email.

Notice of Proxy Materials

This Important Notice Regarding the Availability of Proxy Materials (“Notice”) is provided to stockholders in place of the printed materials for the upcoming Stockholders Meeting.

Information about the Notice:

The Securities and Exchange Commission has adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the Proxy Card, Annual Report and Proxy Statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.

Shareowner Services
P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Please have available the Control Number located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE – www.proxypush.com/aos Use the Internet to vote your proxy until 11:59 p.m. CDT on April 12, 2021.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. CDT on April 12, 2021.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy must be received by April 12, 2021.

To attend the Annual Meeting and vote electronically at the Annual Meeting, you must register in advance at

www.proxydocs.com/aos by 4:00 p.m. CDT on April 8, 2021, by completing the registration process and entering your Control Number located at the top of this Proxy Card.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Detach here ò

A. O. SMITH CORPORATION 2021 ANNUAL MEETING

PROXY - COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

	Election of directors:	01	Ronald D. Brown	03	Idelle K. Wolf	☐ Vote FOR	☐ Vote WITHHOLD
		02	Dr. Ilham Kadri	04	Gene C. Wulf	all nominees	from all nominees
						(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain

	Directors recommend a vote FOR proposals 1, 2 and 3.
						Date
	Address change? Mark box, sign, and indicate changes below: ☐

						Signature(s) in Box
						Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 13, 2021

8:00 a.m. Central Daylight Time (CDT)

A. O. SMITH CORPORATION

PROXY - COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints KEVIN J. WHEELER, CHARLES T. LAUBER and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held virtually on April 13, 2021, at 8:00 a.m. CDT, or at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Shareowner Services
P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Please have available the Control Number located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE – www.proxypush.com/aos Use the Internet to vote your proxy until 11:59 p.m. CDT on April 12, 2021.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. CDT on April 12, 2021.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy must be received by April 12, 2021.

To attend the Annual Meeting and vote electronically at the Annual Meeting, you must register in advance at

www.proxydocs.com/aos by 4:00 p.m. CDT on April 8, 2021, by completing the registration process and entering your Control Number located at the top of this Proxy Card.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Detach here ò

A. O. SMITH CORPORATION 2021 ANNUAL MEETING

PROXY - CLASS A COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1.	Election of directors:	01	Victoria M. Holt	04	Bruce M. Smith	☐ Vote FOR	☐ Vote WITHHOLD
		02	Michael M. Larsen	05	Mark D. Smith	all nominees	from all nominees
		03	Ajita G. Rajendra	06	Kevin J. Wheeler	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain

	Directors recommend a vote FOR proposals 1, 2 and 3.
						Date
	Address change? Mark box, sign and indicate changes below: ☐

						Signature(s) in Box
						Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 13, 2021

8:00 a.m. Central Daylight Time (CDT)

A. O. SMITH CORPORATION

PROXY – CLASS A COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints KEVIN J. WHEELER, CHARLES T. LAUBER and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held virtually on April 13, 2021, at 8:00 a.m. CDT, or at any adjournment thereof, and to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.